                                                                    EXHIBIT 10.1

                                                                  Execution Copy

================================================================================

                                  $360,000,000

                                CREDIT AGREEMENT

                                      AMONG

                   GENERAL NUTRITION CENTERS HOLDING COMPANY,

                        GENERAL NUTRITION CENTERS, INC.,

                                  AS BORROWER,

                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO,

                            LEHMAN BROTHERS INC. AND
                          J.P. MORGAN SECURITIES INC.,

                             AS JOINT LEAD ARRANGERS

                              JPMORGAN CHASE BANK,
                              AS SYNDICATION AGENT

                                       AND

                          LEHMAN COMMERCIAL PAPER INC.,
                             AS ADMINISTRATIVE AGENT

                          DATED AS OF DECEMBER 5, 2003

================================================================================

                                TABLE OF CONTENTS

                                                                                                              Page
SECTION 1.   DEFINITIONS...............................................................................         1

         1.1      Defined Terms........................................................................         1
         1.2      Other Definitional Provisions........................................................        27

SECTION 2.   AMOUNT AND TERMS OF COMMITMENTS...........................................................        28

         2.1      Term Loan Commitments................................................................        28
         2.2      Procedure for Term Loan Borrowing....................................................        28
         2.3      Repayment of Term Loans..............................................................        28
         2.4      Revolving Credit Commitments.........................................................        29
         2.5      Procedure for Revolving Credit Borrowing.............................................        29
         2.6      Swing Line Commitment................................................................        30
         2.7      Procedure for Swing Line Borrowing; Refunding of Swing Line Loans....................        30
         2.8      Repayment of Loans; Evidence of Debt.................................................        32
         2.9      Commitment Fees, etc.................................................................        33
         2.10     Termination or Reduction of Revolving Credit Commitments.............................        33
         2.11     Optional Prepayments.................................................................        33
         2.12     Mandatory Prepayments and Commitment Reductions......................................        34
         2.13     Conversion and Continuation Options..................................................        35
         2.14     Minimum Amounts and Maximum Number of Eurodollar Tranches............................        36
         2.15     Interest Rates and Payment Dates.....................................................        36
         2.16     Computation of Interest and Fees.....................................................        36
         2.17     Inability to Determine Interest Rate.................................................        37
         2.18     Pro Rata Treatment and Payments......................................................        37
         2.19     Requirements of Law..................................................................        39
         2.20     Taxes................................................................................        40
         2.21     Indemnity............................................................................        43
         2.22     Illegality...........................................................................        43
         2.23     Change of Lending Office.............................................................        43
         2.24     Replacement of Lenders...............................................................        43

SECTION 3.   LETTERS OF CREDIT.........................................................................        44

         3.1      L/C Commitment.......................................................................        44
         3.2      Procedure for Issuance of Letter of Credit...........................................        45
         3.3      Fees and Other Charges...............................................................        45
         3.4      L/C Participations...................................................................        45
         3.5      Reimbursement Obligation of the Borrower.............................................        46
         3.6      Obligations Absolute.................................................................        47
         3.7      Letter of Credit Payments............................................................        47
         3.8      Applications.........................................................................        48

SECTION 4.   REPRESENTATIONS AND WARRANTIES............................................................        48

         4.1      Financial Condition..................................................................        48
         4.2      No Change............................................................................        49
         4.3      Corporate Existence; Compliance with Law.............................................        49
         4.4      Corporate Power; Authorization; Enforceable Obligations..............................        49
         4.5      No Legal Bar.........................................................................        49
         4.6      No Material Litigation...............................................................        50
         4.7      No Default...........................................................................        50
         4.8      Ownership of Property; Liens.........................................................        50
         4.9      Intellectual Property................................................................        50
         4.10     Taxes................................................................................        50
         4.11     Federal Regulations..................................................................        51
         4.12     Labor Matters........................................................................        51
         4.13     ERISA................................................................................        51
         4.14     Investment Company Act; Other Regulations............................................        52
         4.15     Subsidiaries.........................................................................        52
         4.16     Use of Proceeds......................................................................        52
         4.17     Environmental Matters................................................................        52
         4.18     Accuracy of Information, etc.........................................................        53
         4.19     Security Documents...................................................................        54
         4.20     Solvency.............................................................................        55
         4.21     Senior Indebtedness..................................................................        55
         4.22     Regulation H.........................................................................        55
         4.23     Insurance............................................................................        55
         4.24     Lease Payments.......................................................................        55
         4.25     Acquisition Documentation............................................................        56
         4.26     Real Estate..........................................................................        56
         4.27     New GNC..............................................................................        56

SECTION 5.   CONDITIONS PRECEDENT......................................................................        56

         5.1      Conditions to Initial Extension of Credit............................................        56
         5.2      Conditions to Each Extension of Credit...............................................        62

SECTION 6.   AFFIRMATIVE COVENANTS.....................................................................        62

         6.1      Financial Statements.................................................................        62
         6.2      Certificates; Other Information......................................................        63
         6.3      Payment of Obligations...............................................................        65
         6.4      Conduct of Business and Maintenance of Existence, etc................................        65
         6.5      Maintenance of Property; Insurance...................................................        65
         6.6      Inspection of Property; Books and Records; Discussions...............................        65
         6.7      Notices..............................................................................        66
         6.8      Environmental Laws...................................................................        66
         6.9      Interest Rate Protection.............................................................        67
         6.10     Additional Collateral, etc...........................................................        67
         6.11     Use of Proceeds......................................................................        69
         6.12     ERISA Documents......................................................................        69


         6.13     Further Assurances...................................................................        69
         6.14     Post Closing Obligations.............................................................        70

SECTION 7.   NEGATIVE COVENANTS........................................................................        70

         7.1      Financial Condition Covenants........................................................        70
         7.2      Limitation on Indebtedness...........................................................        71
         7.3      Limitation on Liens..................................................................        73
         7.4      Limitation on Fundamental Changes....................................................        75
         7.5      Limitation on Disposition of Property................................................        75
         7.6      Limitation on Restricted Payments....................................................        76
         7.7      Limitation on Capital Expenditures...................................................        78
         7.8      Limitation on Investments............................................................        78
         7.9      Limitation on Optional Payments and Modifications of Debt Instruments, etc...........        80
         7.10     Limitation on Transactions with Affiliates...........................................        81
         7.11     Limitation on Sales and Leasebacks...................................................        81
         7.12     Limitation on Changes in Fiscal Periods..............................................        81
         7.13     Limitation on Negative Pledge Clauses................................................        82
         7.14     Limitation on Restrictions on Subsidiary Distributions...............................        82
         7.15     Limitation on Lines of Business......................................................        82
         7.16     Limitation on Amendments to Acquisition Documentation................................        83
         7.17     Limitation on Activities of Holdings.................................................        83
         7.18     Limitation on Hedge Agreements.......................................................        83
         7.19     Limitation on Activities of New GNC..................................................        83
         7.20     Limitation on Indebtedness of Gustine Associates.....................................        83

SECTION 8.   EVENTS OF DEFAULT.........................................................................        84


SECTION 9.   THE AGENTS; THE ARRANGERS.................................................................        87

         9.1      Appointment..........................................................................        87
         9.2      Delegation of Duties.................................................................        87
         9.3      Exculpatory Provisions...............................................................        88
         9.4      Reliance by Agents...................................................................        88
         9.5      Notice of Default....................................................................        88
         9.6      Non-Reliance on Arrangers, Agents and Other Lenders..................................        89
         9.7      Indemnification......................................................................        89
         9.8      Arrangers and Agents in their Individual Capacities..................................        90
         9.9      Successor Agents.....................................................................        90
         9.10     Authorization to Release Liens and Guarantees........................................        90
         9.11     The Arrangers; the Syndication Agent.................................................        90
         9.12     Withholding Tax......................................................................        91

SECTION 10.   MISCELLANEOUS............................................................................        91

         10.1     Amendments and Waivers...............................................................        91

         10.2     Notices..............................................................................        93
         10.3     No Waiver; Cumulative Remedies.......................................................        95
         10.4     Survival of Representations and Warranties...........................................        95
         10.5     Payment of Expenses..................................................................        95
         10.6     Successors and Assigns; Participations and Assignments...............................        97
         10.7     Adjustments; Set-off.................................................................       100
         10.8     Counterparts.........................................................................       100
         10.9     Severability.........................................................................       101
         10.10    Integration..........................................................................       101
         10.11    GOVERNING LAW........................................................................       101
         10.12    Submission To Jurisdiction; Waivers..................................................       101
         10.13    Acknowledgments......................................................................       102
         10.14    Confidentiality......................................................................       102
         10.15    Release of Collateral and Guarantee Obligations......................................       103
         10.16    Accounting Changes...................................................................       104
         10.17    Delivery of Lender Addenda...........................................................       104
         10.18    WAIVERS OF JURY TRIAL................................................................       104
         10.19    Subordination of Intercompany Indebtedness...........................................       104

ANNEXES:

A            Pricing Grid

SCHEDULES:

1.1          Mortgaged Property
4.3          Subsidiaries Not In Good Standing
4.4          Consents, Authorizations, Filings and Notices
4.15(a)      Subsidiaries
4.15(b)      Agreements Related to Capital Stock
4.16         Store Closings
4.19(a)-1    UCC Filing Jurisdictions
4.19(a)-2    UCC Financing Statements to be Terminated
4.19(b)      Mortgage Filing Jurisdictions
4.25         Acquisition Documentation
4.26         Owned Property; Manufacturing and Distribution Facilities
6.14         Post-Closing Obligations
7.2(d)       Existing Indebtedness
7.3(f)       Existing Liens
7.10         Affiliate Transactions
7.13(h)      Existing Negative Pledge Clauses

EXHIBITS:

A            Form of Guarantee and Collateral Agreement
B            Form of Compliance Certificate
C            Form of Closing Certificate
D            Form of Mortgage
E            Form of Assignment and Acceptance
F-1          Form of Legal Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
F-2          Form of Legal Opinion of James Sander
F-3          Form of Legal Opinion of Kennedy, Covington, Lobdell & Hickman, LLP
F-4          Form of Legal Opinion of Lewis & Roca LLP
G-1          Form of Term Note
G-2          Form of Revolving Credit Note
G-3          Form of Swing Line Note
H            Form of Exemption Certificate
I            Form of Lender Addendum
J            Form of Borrowing Notice

                  CREDIT AGREEMENT, dated as of December 5, 2003, among GENERAL NUTRITION CENTERS HOLDING COMPANY, a Delaware corporation ("Holdings"), GENERAL NUTRITION CENTERS, INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), LEHMAN BROTHERS INC. and J.P. MORGAN SECURITIES INC., as joint lead arrangers and joint bookrunners (in such capacities, the "Arrangers"), JPMORGAN CHASE BANK, as syndication agent (in such capacity, the "Syndication Agent"), and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

                  WHEREAS, Numico USA, Inc. a Delaware corporation ("Numico"), owns all of the sole membership interest in GNC US Newco 1 LLC, a Delaware limited liability company ("Newco 1 LLC"), and a partnership interest in GNC Newco DGP 1, a Delaware general partnership ("Newco DGP1") of which Newco 1 LLC is the only other partner;

                  WHEREAS, Newco DGP1 owns all of the sole membership interest in GNC US Newco 2 LLC, a Delaware limited liability company ("Newco 2 LLC"), and a partnership interest in GNC Newco DGP2, a Delaware general partnership ("Newco DGP2") of which Newco 2 LLC is the only other partner;

                  WHEREAS, Newco DGP2 is the sole owner of General Nutrition Companies, Inc., ("New GNC") a newly formed Delaware corporation which holds all of the former assets of GNC (as defined below);

                  WHEREAS, pursuant to the Acquisition Agreement (as defined below), the Borrower will acquire all of the Interests (as defined in the Acquisition Agreement) of Newco 1 LLC and Newco DGP1 and upon such acquisition it is anticipated that Newco 1 LLC, Newco DGP1, Newco 2 LLC, Newco DGP2 and New GNC will immediately be merged with and into the Borrower, a direct Wholly Owned Subsidiary of Holdings and newly formed Delaware corporation, with the Borrower as the surviving corporation (the "Mergers");

                  WHEREAS, the Borrower has requested that the Lenders make credit facilities available to the Borrower in order to finance the foregoing transactions and for the other purposes set forth herein; and

                  WHEREAS, the Lenders are willing to make such credit facilities available upon and subject to the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

                  "Acquisition":  as defined in Section 5.1.

                  "Acquisition Agreement": the Purchase Agreement, dated as of October 16, 2003, among Royal Numico N.V., Numico USA, Inc. and the Borrower, as amended as of December 4, 2003, as the same may be further amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

                  "Acquisition Documentation": collectively, the Acquisition Agreement and all schedules, exhibits, annexes and amendments thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith, in each case, as amended, supplemented, replaced or otherwise modified from time to time.

                  "Adjustment Date":  as defined in the Pricing Grid.

                  "Administrative Agent":  as defined in the preamble hereto.

                  "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agents": the collective reference to the Syndication Agent and the Administrative Agent.

                  "Aggregate Exposure": with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender's Term Loans and (ii) the amount of such Lender's Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

                  "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the sum of the Aggregate Exposures of all Lenders at such time.

                  "Agreement": this Credit Agreement, as amended, supplemented, replaced or otherwise modified from time to time.

                  "Applicable Margin": for each Type of Loan under each Facility, the rate per annum set forth opposite such Facility under the relevant column heading below:

                                       Base Rate                     Eurodollar
                                         Loans                         Loans
                                       ---------                     ----------
Revolving Credit Facilities              2.00%                          3.00%
(including Swing Line Loans)
Tranche B Term Loan Facility             2.00%                          3.00%

provided, that on and after the first Adjustment Date occurring after the completion of two full fiscal quarters of the Borrower after the Closing Date, the (a) Applicable Margins with respect to Revolving Credit Loans and Swing Line Loans will be determined pursuant to the Pricing Grid and (b) the Applicable Margin with respect to the Tranche B Term Loans shall be adjusted to 2.75% with respect to Eurodollar Loans and 1.75% with respect to Base Rate Loans (i) on such Adjustment Date and (ii) on any subsequent Adjustment Date, in each case, if the financial statements relating to such Adjustment Date demonstrate that the Consolidated Leverage Ratio is less than 3.00 to 1.00, with such adjustment to become effective on the date on which the relevant financial statements are delivered to the Lenders pursuant to Section 6.1 and to remain in effect until the next adjustment.

                  "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to issue a Letter of Credit.

                  "Arrangers":  as defined in the preamble hereto.

                  "Asset Sale": any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clause
(a), (b), (c), (d), (h) or (l) of Section 7.5) which yields gross proceeds to Holdings, the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $750,000.

                  "Assignee":  as defined in Section 10.6(c).

                  "Assignment and Acceptance":  as defined in Section 10.6(c).

                  "Assignor":  as defined in Section 10.6(c).

                  "Available Cash": (a) cash amounts available to the Borrower for Restricted Payments under Section 7.6(d) (to the extent not so used), (b) the Net Cash Proceeds of Excluded Equity and (c) the Net Cash Proceeds of any other issuance of Capital Stock not required to be applied to the prepayment of Loans and/or the permanent reduction of the Revolving Credit Commitment pursuant to Section 2.12(a).

                  "Available Revolving Credit Commitment": with respect to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of
(a) such Lender's Revolving Credit Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then outstanding; provided, that in calculating any Lender's Revolving Extensions of Credit for the purpose of determining such Lender's Available Revolving Credit Commitment pursuant to
Section 2.9(a), the aggregate principal amount of Swing Line Loans then outstanding shall be deemed to be zero.

                  "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the prime lending rate as set forth on the British Banking Association Telerate Page 5 (or such other comparable page as may, in the opinion of the Administrative Agent, replace such page for the purpose of displaying such rate), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Base Rate Loans": Loans for which the applicable rate of interest is based upon the Base Rate.

                  "Benefited Lender":  as defined in Section 10.7.

                  "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "Borrower": as defined in the preamble hereto.

                  "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

                  "Borrowing Notice": with respect to any request for borrowing of Loans hereunder, a notice from the Borrower, substantially in the form of, and containing the information prescribed by, Exhibit J, delivered to the Administrative Agent.

                  "Business Day": (a) for all purposes other than as covered by clause (b) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and
(b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

                  "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a balance sheet of such Person it being understood that Capital Expenditures do not include amounts expended to purchase assets constituting an on-going business, including, without limitation, investments that constitute Permitted Acquisitions.

                  "Capital Lease Obligations": with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP;

and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Cash Equivalents": (a) United States dollars; (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition; (c) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any Lender or with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Thomson Bank Watch Rating of "B" or better; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and
(c) above entered into with any financial institution meeting the qualifications specified in clause (c) above; (e) commercial paper having one of the two highest ratings obtainable from Moody's Investor Service, Inc. ("Moody's") or Standard & Poor's Rating Services ("S&P") and, in each case, maturing within one year after the date of acquisition; and (f) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (e) of this definition.

                  "Change of Control": the occurrence of any of the following events: (a) prior to an initial public offering with respect to Holdings, the Permitted Investors shall cease to beneficially own (as defined in Rules 13(d)3 and 13(d)5 under the Exchange Act) securities having a majority of the ordinary voting power for the election of directors of Holdings measured by voting power rather than number of shares (determined on a fully diluted basis but not giving effect to contingent voting rights which have not vested); (b) the Permitted Investors shall cease to beneficially own (as defined in Rules 13(d)3 and 13(d)(5) under the Exchange Act) shares of common stock of Holdings (i) prior to an initial public offering with respect to Holdings, equal to at least 50% of the aggregate number of shares of common stock of Holdings determined on a fully diluted basis (counting all outstanding shares and giving effect to all issuances and transfers that would result from the exercise of any and all outstanding options, warrants, conversions, privileges and other rights relating to the issuance or transfer of any Holdings common stock, whether or not such rights are conditional) and (ii) at any time after an initial public offering with respect to Holdings, equal to at least 30% of the Capital Stock of Holdings entitled to vote in the election of directors of Holdings measured by voting power rather than number of shares; (c) at any time after an initial public offering with respect to Holdings, any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (excluding from any determination of the amount of Capital Stock beneficially owned by such "person" or "group", where such person or group includes a person that is not a Permitted Investor, any Capital Stock beneficially owned by Permitted Investors), other than any "person" or "group" comprised solely of Permitted Investors, shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d) 3 and 13(d) 5 under the Exchange Act), directly or indirectly, of more than the lesser of (i) 35% of the Capital Stock of Holdings entitled to vote in the election of directors of Holdings, measured by voting power rather than the number of shares and (ii) the amount of Capital Stock of Holdings entitled to vote in the election of directors of Holdings, measured by voting power rather than number of shares then beneficially owned (as defined in Rules 13(d)3 and 13(d)5 under the Exchange Act) by the Permitted Investors; (d) the board of directors of Holdings shall cease to consist of a majority of Continuing Directors; (e) Holdings shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of the Borrower free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement); or (f) a Specified Change of Control.

                  "Closing Date": the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied or waived.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "Commitment": with respect to any Lender, the sum of the Tranche B Term Loan Commitment and the Revolving Credit Commitment of such Lender.

                  "Commitment Fee Rate": 1/2 of 1% per annum.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

                  "Compliance Certificate": a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit B.

                  "Confidential Information Memorandum": the Confidential Information Memorandum dated November 2003 and furnished to the initial Lenders in connection with the syndication of the Facilities.

                  "Consolidated Current Assets": of any Person at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date.

                  "Consolidated Current Liabilities": of any Person at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date, but excluding, with respect to the Borrower, (a) the current portion of any Funded Debt of the Borrower and its Subsidiaries and (b), without duplication of clause (a) above, all Indebtedness consisting of Revolving Credit Loans or Swing Line Loans, to the extent otherwise included therein.

                  "Consolidated EBITDA": of any Person for any period, Consolidated Net Income of such Person and its Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) Consolidated Interest Expense and non-cash interest expense of such Person and its Subsidiaries, interest expense of Income Restricted Subsidiaries, interest expense with respect to Senior Subordinated Notes that have been defeased or called for redemption, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, including, in the case of the Borrower, the Loans, Letters of Credit and Senior Subordinated Notes (including, the exchange thereof pursuant to the Registration Rights Agreement (including professional fees and expenses)), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business), (f) any fees or expenses paid in connection with the Acquisition, in an amount not to exceed $28,000,000,
(g) any other non-cash charges (including any writedown of goodwill pursuant to SFAS No. 142 and accrued but unpaid management fees), (h) severance costs for Michael K. Meyers, (i) payments under Schedule 2.17(f)(i)-(v) of the Acquisition Agreement that are required to be reimbursed by Numico, (j) fees and expenses payable in connection with the issuance of the Preferred Stock or the resale, following the Closing Date, to third party investors of the Preferred Stock issued to the Initial Investors on or about the Closing Date and (k) legal and accounting costs related to the calculation of, and resolution of disputes relating to, purchase price adjustments under the Acquisition Agreement and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income on cash and Cash Equivalents and other similar securities (except to the extent deducted in determining Consolidated Interest Expense), (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), (c) any other non-cash income (other than amounts accrued in the ordinary course of business consistent under accrual-based revenue recognition procedures in accordance with
GAAP), all as determined on a consolidated basis, and (d) reimbursement payments received from Numico in respect of payments under Schedule 2.17(f)(i)-(v) of the Acquisition Agreement that have been or are required to be made by the Borrower; provided that the Consolidated EBITDA of the Borrower and its Subsidiaries for the fiscal quarter ending June 30, 2003 shall be conclusively deemed equal to $41,300,000 and Consolidated EBITDA for the fiscal quarter ending September 30, 2003 shall be conclusively deemed equal to $45,400,000; provided further that, for purposes of calculating Consolidated EBITDA of the Borrower and its Subsidiaries for any period, (i) the Consolidated EBITDA of any Person or business segment acquired by the Borrower or its Subsidiaries during such period shall be included on a pro forma basis for such period (assuming for purposes of the calculation of Consolidated EBITDA the consummation of such acquisition and the incurrence, assumption or repayment of any Indebtedness in connection therewith occurred on the first day of such period) if the consolidated balance sheet of such acquired Person or business segment as at the end of the period preceding the acquisition of such Person or business segment and the related consolidated statements of income and stockholders' equity and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated (x) have been previously provided to the Administrative Agent and the Lenders and
(y) either (1) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (2) have been found reasonably acceptable by the Administrative Agent and (ii) the Consolidated EBITDA of any Person or business segment Disposed of by the Borrower or its Subsidiaries during such period shall be excluded for such period (assuming for purposes of the calculation of Consolidated EBITDA the consummation of such Disposition and the repayment, incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period).

                  "Consolidated Fixed Charge Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA of the Borrower and its Subsidiaries for such period minus the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such period on account of Capital Expenditures (provided that for the fiscal quarters ending March 31, 2004, June 30, 2004 and September 30, 2004, for purposes of this definition, amounts actually paid in cash on account of Capital Expenditures in respect of the periods of four consecutive fiscal quarters ending on the last day of each such fiscal quarter, shall be deemed equal to amounts actually paid in cash during the first full fiscal quarter commencing after the Closing Date, and, in the case of the latter two such determinations, each previous full fiscal quarter commencing after the Closing Date, multiplied by 4, 2, and 4/3, respectively) to (b) Consolidated Fixed Charges for such period.

                  "Consolidated Fixed Charges": for any period, the sum (without duplication) of (a) Consolidated Interest Expense of the Borrower and its Subsidiaries for such period, (b) provision for cash income taxes made by the Borrower or any of its Subsidiaries on a consolidated basis in respect of such period, excluding up to $10,000,000 in payments made in respect of the election under Section 338(h)(10) of the Code (and any corresponding election under state, local, and foreign income tax laws) as set forth in the Acquisition Agreement and (c) scheduled amortization payments (but excluding prepayments) made during such period on account of principal of Indebtedness of the Borrower or any of its Subsidiaries, other than Non-Recourse Indebtedness of any Income Restricted Subsidiary (including scheduled principal amortization payments (but excluding prepayments) in respect of the Term Loans); provided that, for the fiscal quarters ending March 31, 2004, June 30, 2004 and September 30, 2004, for purposes of this definition (i) provision for cash income taxes made in respect of the periods of four consecutive fiscal quarters ending on the last day of each such fiscal quarters, shall be deemed equal to the provision for cash income taxes made in the first full fiscal quarter commencing after the Closing Date, and, in the case of the latter two such determinations, each previous full fiscal quarter commencing after the Closing Date, multiplied by 4, 2 and 4/3, respectively, and (ii) scheduled amortization payments on account of principal of Indebtedness during such periods shall be deemed equal to the scheduled amortization payments of principal of Indebtedness for the first full fiscal quarter commencing after the Closing Date, and, in the case of the latter two such determinations, each previous full fiscal quarter commencing after the Closing Date, multiplied by 4, 2, and 4/3, respectively.

                   "Consolidated Interest Expense": of any Person for any period, total cash interest expense (including that attributable to Capital Lease Obligations) net of interest income on cash, Cash Equivalents and other similar securities of such Person and its Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Subsidiaries, other than Non-Recourse

Indebtedness of any Income Restricted Subsidiary (including, without limitation, all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers' acceptance financing and net costs of such Person under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), minus, to the extent included in such interest expense, amortization or write-off of financing costs and minus interest expense with respect to any Senior Subordinated Notes that have been defeased or called for redemption to the extent and from the date that sufficient funds for such defeasance or redemption have been set aside for such purpose; provided that for the fiscal quarters ending March 31, 2004, June 30, 2004 and September 30, 2004, for purposes of this definition, Consolidated Interest Expense for the periods of four consecutive fiscal quarters ending on the last day of such fiscal quarter shall be deemed equal to Consolidated Interest Expense for such fiscal quarter, and, in the case of the latter two such determinations, each previous full fiscal quarter commencing after the Closing Date, multiplied by 4, 2 and 4/3, respectively.

                  "Consolidated Leverage Ratio": as at the last day of any period of four consecutive fiscal quarters of the Borrower, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for such period.

                  "Consolidated Net Income": of any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that in calculating Consolidated Net Income of the Borrower and its consolidated Subsidiaries for any period, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries,
(b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions,
(c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary, (d) any reduction in net income (determined on a pre-tax basis) caused by the amount, if any, of (i) non-cash charges relating to the exercise of options and (ii) non-cash losses (or minus non-cash gains) from foreign currency translation, (e) any decrease in net income (determined on a pre-tax basis) caused by the increase in the book value of assets as a result of the Acquisition as reflected on the Borrower's balance sheet solely as a result of the application of SFAS No. 141, (f) costs related to the closing of stores in connection with the Acquisition as described in Section 4.16 and (g) costs incurred by the Borrower in respect of the election made under Section 338(h)(10) of the Code (and any corresponding election under state, local, and foreign income tax laws), as set forth in the Acquisition Agreement, in an amount not to exceed $10,000,000; provided that for purposes of Section 7.6(d)(z), Consolidated Net Income may be determined in the manner set forth in the Senior Subordinated Note Indenture as of the date hereof if the Borrower provides the Lenders with a certificate reasonably satisfactory to the Administrative Agent demonstrating such calculation of Consolidated Net Income in reasonable detail; and provided further that the costs referred to in clauses
(f) and (g) shall be calculated without giving effect to any tax benefit realized directly from such costs.

                  "Consolidated Secured Leverage Ratio": as at the last day of any period of four consecutive fiscal quarters, the ratio of (a) Consolidated Secured Total Debt on such day to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for such period.

                  "Consolidated Secured Total Debt": at any date, the sum of (i) the aggregate principal amount of all Term Loans then outstanding, (ii) the Total Revolving Extensions of Credit and (iii) any other secured Consolidated Total Debt.

                  "Consolidated Total Debt": at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date that would be classified as a liability on the consolidated balance sheet of the Borrower, in accordance with GAAP, except Non-Recourse Debt of Income Restricted Subsidiaries and, if defeased pursuant to the terms of Article 8 of the Senior Subordinated Note Indenture or irrevocably called for redemption pursuant to the terms of Article 3 thereof, the Senior Subordinated Notes.

                  "Consolidated Working Capital": at any date, the difference of
(a) Consolidated Current Assets of the Borrower on such date less (b) Consolidated Current Liabilities of the Borrower on such date.

                  "Continuing Directors": the directors of Holdings on the Closing Date, after giving effect to the Acquisition and the other transactions contemplated hereby, and each other director of Holdings, if, in each case, such other director's nomination for election to the board of directors of Holdings is recommended by at least 50% of the then Continuing Directors or such other director receives the vote of the Permitted Investors in his or her election by the shareholders of Holdings.

                  "Contractual Obligation": with respect to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

                  "Control Investment Affiliate": with respect to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Derivatives Counterparty": as defined in Section 7.9.

                  "Disposition": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof (excluding Liens); and the terms "Dispose" and "Disposed of" shall have correlative meanings.

                  "Dollars" and "$": lawful currency of the United States of America.

                  "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States of America.

                  "ECF Percentage": with respect to any fiscal year of the Borrower, 75%; provided, that, (i) the ECF Percentage shall be 50% if the Consolidated Leverage Ratio as of the last day of such fiscal year is less than or equal to 3.00 to 1.00 and greater than 2.5 to 1.0 and (ii) the ECF Percentage shall be 25% if the Consolidated Leverage Ratio as of the last day of such fiscal year is less than or equal to 2.5 to 1.0.

                  "Environmental Laws": any and all laws, rules, orders, regulations, statutes, ordinances, enforceable guidelines, codes, decrees, or other legally enforceable requirements of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct for protection of the environment or of human health, or employee health and safety (insofar as it relates to environmental exposure), as has been, is now, or may at any time hereafter be, in effect.

                  "Environmental Permits": any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the British Banking Association Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the British Banking Association Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent.

                  "Eurodollar Loans": Loans for which the applicable rate of interest is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Eurodollar Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Excess Cash Flow": for any fiscal year of the Borrower, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income of the Borrower and its Subsidiaries for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) the amount of the net decrease, if any, in Consolidated Working Capital for such fiscal year and
(iv) the aggregate net amount of non-cash loss on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income minus (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (minus the principal amount of Indebtedness (other than the Loans) incurred in connection with such expenditures and minus the amount of any such expenditures financed with the proceeds of any Reinvestment Deferred Amount or Available Cash), (iii) the aggregate amount of all prepayments of Revolving Credit Loans and Swing Line Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Credit Commitments and all optional prepayments of the Term Loans during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including, without limitation, the Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) the amount of the net increase, if any, in Consolidated Working Capital for such fiscal year, (vi) the aggregate net amount of non-cash gain on the Disposition of Property by Holdings, the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, (vii) cash payments made during such period in satisfaction of non-current liabilities of the Borrower and its Subsidiaries to the extent such amounts were included as non-cash charges and added back in a previous period pursuant to clause (a)(ii) above, (viii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Investments permitted by Sections 7.8(h) and (i) (minus the principal amount of Indebtedness (other than the Loans) used to finance such Investments and minus the amount of such Investments made with the proceeds of any Reinvestment Deferred Amount or Available Cash), (ix) an amount equal to the increase in Consolidated Net Income of the Borrower and its Subsidiaries pursuant to the application of clauses (e), (f) and (g) of the definition thereof, (x) the aggregate amount of all mandatory prepayments made pursuant to subsection 2.12(b) with the proceeds of Asset Sales during such year to the extent such proceeds are included in the calculation of such Consolidated Net Income for such fiscal year, (xi) cash purchase price adjustments paid by the Borrower (including costs incurred (and paid) in the determination thereof) in accordance with the Acquisition Agreement to the extent not previously deducted in arriving at such Consolidated Net Income,
(xii) to the extent resulting in a gain to Consolidated Net Income, amounts received in settlement of pending anti-trust litigation which the Borrower has paid to Numico pursuant to the terms of the Acquisition Agreement, (xiii) to the extent resulting in a gain to Consolidated Net Income, any amounts received from Numico with respect to payments under Schedule 2.17(f)(i)-(v) of the Acquisition Agreement that have been paid by the Borrower and (xiv) to the extent paid by the Borrower and not previously deducted in arriving at such Consolidated Net Income, fees and expenses payable in connection with the issuance of the Preferred Stock or the resale following the Closing Date of the Preferred Stock issued to the Initial Investors on or about the Closing Date.

                  "Excess Cash Flow Application Date": as defined in Section 2.12(c).

                  "Exchange Act": the Securities Exchange Act of 1934, as amended.

                  "Excluded Debt": all Indebtedness permitted by (a) Section 7.2, except Section 7.2(i) and (b) to the extent the proceeds of such Indebtedness are used to consummate a Permitted Acquisition within 90 days of the incurrence thereof, Section 7.2(i).

                  "Excluded Equity": all Capital Stock (other than the Preferred Stock) issued after the Closing Date (a) to the Initial Investors, (b) to directors, officers or employees of Holdings, the Borrower or its Subsidiaries
(i) pursuant to any management stock option plan or (ii) in connection with the exercise of options granted to such directors, officers or employees in the ordinary course of business or (c) in a transaction not constituting a public offering, so long as, in each case, if the net proceeds thereof are contributed to the Borrower, such net proceeds are contributed as common equity capital to the Borrower and used for general corporate purposes permitted by this Agreement.

                  "Excluded Foreign Subsidiaries": any Foreign Subsidiary that is (or is treated for United States federal tax purposes as) either (i) a corporation or (ii) any entity owned directly or indirectly by another Foreign Subsidiary that is (or is treated as) a corporation.

                  "Facility": each of (a) the Tranche B Term Loan Commitments and the Tranche B Term Loans made thereunder (the "Tranche B Term Loan Facility") and (b) the Revolving Credit Commitments and the extensions of credit made thereunder (the "Revolving Credit Facility").

                  "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

                  "Foreign Subsidiary": any Subsidiary of the Borrower that is not a Domestic Subsidiary.

                  "FQ1", "FQ2", "FQ3", and "FQ4": when used with a numerical year designation, means the first, second, third or fourth fiscal quarters, respectively, of such fiscal year of the Borrower. (e.g., FQ1 2003 means the first fiscal quarter of the Borrower's 2003 fiscal year, which ends March 31,
2003).

                  "Funded Debt": with respect to any Person, all Indebtedness of such Person of the types described in clauses (a) through (e) of the definition of "Indebtedness" in this Section.

                  "Funding Office": the office specified from time to time by the Administrative Agent as its funding office by notice to the Borrower and the Lenders.

                  "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time.

                  "GNC": General Nutrition Companies, Inc., a Delaware corporation, prior to the Restructuring.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

                  "Guarantee Obligation": with respect to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Guarantors": the collective reference to Holdings and the Subsidiary Guarantors.

                  "Gustine Associates": Gustine Sixth Avenue Associates, Ltd, a Pennsylvania limited partnership.

                  "Hedge Agreements": all interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, commodity contracts or similar arrangements entered into by Holdings, the Borrower or its Subsidiaries providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies.

                  "Immaterial Subsidiary": on any date of determination, (a) any Subsidiary with (i) total assets with a book value equal to or less than $2,000,000 or (ii) total revenue equal to or less than $2,000,000 and (b) any Subsidiary that if aggregated with all other Domestic Subsidiaries which are not Guarantors, as of the last day of the most recently completed fiscal quarter of the Borrower would have, either (i) total assets with a book value equal to or less than $10,000,000 of the Borrower and its Subsidiaries, on a consolidated basis or (ii) total revenue equal to or less than $10,000,000 of the Borrower and its Subsidiaries, on a consolidated basis, in each case as determined in accordance with GAAP, and with respect to revenue, for the immediately preceding twelve-month period for which financial statements are available.

                  "Income Restricted Subsidiary": any Subsidiary of the Borrower whose undistributed earnings are excluded from the calculation of Consolidated Net Income pursuant to clause (c) of the definition thereof.

                  "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations or Synthetic Lease Obligation of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit, surety bonds (except unsecured and unmatured reimbursement obligations in respect of surety bonds obtained in the ordinary course of business to secure the performance of obligations that are not Indebtedness pursuant to another clause of this definition) or similar facilities, (g) the liquidation value of all redeemable preferred Capital Stock of such Person, to the extent mandatorily redeemable in cash on or prior to the date which is one year after the final maturity date of the Loans (other than in connection with change of control events and asset sales to the extent that the terms of such Capital Stock provide that such Person may not repurchase or redeem any such

Capital Stock in connection with such change of control or asset sale unless such repurchase or redemption complies with the provisions of this Agreement),
(h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and (j) for the purposes of
Section 8(e) only, all obligations of such Person in respect of Hedge
Agreements.

                  "Indemnified Liabilities":  as defined in Section 10.5.

                  "Indemnitee":  as defined in Section 10.5.

                  "Initial Investors": the collective reference to the Permitted Investors and any other investor identified to the Administrative Agent who beneficially owns (as defined in Rule 13(d)3 and 13(d)5 of the Exchange Act) the Capital Stock of Holdings on the Closing Date and each such Person's Control Investment Affiliates.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, state, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, service-marks, technology, know-how and processes, recipes, formulas, trade secrets, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Credit Loan that is a Base Rate Loan (unless all Revolving Credit Loans are being repaid in full and the Revolving Credit Commitments terminated) and any Swing Line Loan), the date of any repayment or prepayment made in respect thereof.

                  "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six or, with the consent of all Lenders holding loans under the affected Facility, nine or twelve months thereafter, as selected by the Borrower in its Borrowing Notice or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six or, with the consent of all Lenders holding loans under the affected Facility, nine or twelve months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (b) any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date (in the case of Revolving Credit Loans) or beyond the date final payment is due on the Tranche B Term Loans shall end on the Revolving Credit Termination Date or such due date, as applicable; and

                  (c) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

                  "Investments":  as defined in Section 7.8.

                  "Issuing Lender": any Revolving Credit Lender from time to time designated by the Borrower as an Issuing Lender with the consent of such Revolving Credit Lender and the Administrative Agent.

                  "L/C Commitment":  $50,000,000.

                  "L/C Fee Payment Date": the last day of each March, June, September and December and the last day of the Revolving Credit Commitment Period.

                  "L/C Obligations": at any time, an amount equal to the sum of
(a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

                  "L/C Participants": with respect to any Letter of Credit, the collective reference to all the Revolving Credit Lenders other than the Issuing Lender that issued such Letter of Credit.

                  "Lender Addendum": with respect to any initial Lender, a Lender Addendum, substantially in the form of Exhibit I, to be executed and delivered by such Lender on the Closing Date as provided in Section 10.17.

                  "Lenders":  as defined in the preamble hereto.

                  "Letters of Credit":  as defined in Section 3.1(a).

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing). For the avoidance of doubt, precautionary UCC financing statement filings regarding operating leases entered into by the Borrower or any of its Subsidiaries as lessees shall not constitute Liens on Property of the Borrower or such Subsidiary for purposes of the Loan Documents.

                  "Loan": any loan made by any Lender pursuant to this Agreement.

                  "Loan Documents": this Agreement, the Security Documents, the Applications and the Notes.

                  "Loan Parties": Holdings, the Borrower and each Subsidiary of the Borrower that is a party to a Loan Document.

                  "Majority Facility Lenders": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments).

                  "Majority Revolving Facility Lenders": the Majority Facility Lenders in respect of the Revolving Credit Facility.

                  "Management Agreement": the Management Services Agreement, dated as of December 5, 2003, among the Borrower, Holdings and the Sponsor, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

                  "Material Adverse Effect": a material adverse effect on (a) the Acquisition, (b) the condition (financial or otherwise), results of operations, assets or liabilities of Holdings, the Borrower and its Subsidiaries taken as a whole or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances or forces of any kind, whether or not any such substance or force is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or subject to liability under any Environmental Law.

                  "Mortgaged Properties": the real properties and leasehold estates listed on Schedule 1.1, as to which the Administrative Agent for the benefit of the Secured Parties shall be granted a Lien on the Closing Date pursuant to the Mortgages and such other real properties and leasehold estates as to which the Administrative Agent for the benefit of the Secured Parties shall be granted a Lien after the Closing Date pursuant to Section 6.10(b).

                  "Mortgages": each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit D (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented, replaced or otherwise modified from time to time.

                  "Multiemployer Plan": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note (other than notes payable by franchisees in connection with a Disposition permitted by Section 7.5(e)(ii)) or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of reasonable and customary attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other reasonable and customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and, in connection with any Asset Sale, net of any reserve established in accordance with GAAP; provided that such reserved amounts shall be Net Cash Proceeds to the extent and at the time not required to be so reserved and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith. The Net Cash Proceeds received in connection with any Asset Sale permitted by Section 7.5(e)(ii) shall be deemed to exclude scheduled amortization payments on any Investments permitted by Section 7.8(o) received as consideration for such Asset Sale.

                  "Non-Excluded Taxes": as defined in Section 2.20(a).

                  "Non-Recourse Indebtedness": Indebtedness incurred by a Subsidiary of the Borrower as to which (a) neither the Borrower nor any of its other Subsidiaries other than Specified Subsidiaries of the Subsidiary incurring such Indebtedness: (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly or indirectly liable as a guarantor or otherwise, or (iii) constitutes the lender; and (b) the lenders do not have any recourse to the stock or assets of the Borrower or any of its Subsidiaries other than the assets of such Subsidiary and the assets of any Specified Subsidiary thereof, in each case, which are permitted by the terms of this Agreement to be pledged to secure such Indebtedness.

                  "Non-Surviving Subsidiaries": collectively, Newco 1 LLC, Newco DGP1, Newco 2 LLC, Newco DGP2 and New GNC.

                  "Non-U.S. Lender": as defined in Section 2.20(d).

                  "Note":  any promissory note evidencing any Loan.

                  "Numico":  as defined in the recitals hereto.

                  "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender or any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Arrangers, to the Agents or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise; provided, that (i) obligations of the Borrower or any Subsidiary under any Specified Hedge Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements.

                  "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "Participant":  as defined in Section 10.6(b).

                  "Payment Office": the office specified from time to time by the Administrative Agent as its payment office by notice to the Borrower and the Lenders.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                  "Permits": the collective reference to (i) Environmental Permits, and (ii) any and all other franchises, licenses, leases, permits, approvals, notifications, certifications, registrations, authorizations, exemptions, qualifications, easements, and rights of way.

                  "Permitted Acquisitions":  as defined in Section 7.8(i).

                  "Permitted Investors": the collective reference to the Sponsor and its Control Investment Affiliates.

                  "Permitted Liens": the collective reference to (i) in the case of Collateral other than Pledged Capital Stock, Liens permitted by Section 7.3 and (ii) in the case of Collateral consisting of Pledged Capital Stock, non-consensual Liens permitted by Section 7.3 to the extent arising by operation of law.

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pledged Capital Stock": as defined in the Guarantee and Collateral Agreement.

                  "Preferred Stock": the Cumulative Senior Exchangeable Preferred Stock of Holdings issued on terms reasonably acceptable to the Administrative Agent on or within 45 days of the Closing Date.

                  "Pricing Grid":  the pricing grid attached hereto as Annex A.

                  "Pro Forma Balance Sheet":  as defined in Section 4.1(a).

                  "Projections":  as defined in Section 6.2(c).

                  "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

                  "Purchase Agreement": the Purchase Agreement, dated November 25, 2003, among General Nutrition Centers, Inc., Lehman Brothers Inc., J.P. Morgan Securities Inc. and UBS Securities LLC.

                  "Qualified Counterparty": with respect to any Specified Hedge Agreement, any counterparty thereto that, at the time such Specified Hedge Agreement was entered into, was a Lender or an affiliate of a Lender.

                  "Real Estate":  as defined in Section 4.26.

                  "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of Holdings, the Borrower or any of its Subsidiaries.

                  "Refunded Swing Line Loans":  as defined in Section 2.7(b).

                  "Refunding Date":  as defined in Section 2.7(c).

                  "Register":  as defined in Section 10.6(d).

                  "Registration Rights Agreement": the Registration Rights Agreement, dated December 5, 2003, among the Borrower, Lehman Brothers Inc., J.P. Morgan Securities Inc., and UBS Securities LLC.

                  "Regulation H": Regulation H of the Board as in effect from time to time.

                  "Regulation U": Regulation U of the Board as in effect from time to time.

                  "Reimbursement Obligation": the obligation of the Borrower to reimburse each Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued by such Issuing Lender.

                  "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate amount of Net Cash Proceeds received by Holdings, the Borrower or any of its Subsidiaries in connection therewith that are not applied to prepay the Term Loans or reduce the Revolving Credit Commitments pursuant to Section 2.12(b) as a result of the delivery of a Reinvestment Notice.

                  "Reinvestment Event": any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

                  "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Default or Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Wholly Owned Subsidiary Guarantor) intends and expects to use all or a specified portion of the amount of Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets useful in its or such Subsidiary's business.

                  "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the Borrower's business.

                  "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring one year after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

                  "Related Fund": with respect to any Lender, any fund that (x) invests in commercial loans and (y) is managed or advised by the same investment advisor as such Lender, by such Lender or an Affiliate of such Lender.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. Section 4043.

                  "Required Lenders": at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments and (b) thereafter, the sum of
(i) the aggregate unpaid principal amount of the Term Loans then outstanding and
(ii) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

                   "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                  "Responsible Officer": as to any Person, the chief executive officer, president, chief financial officer or treasurer of such Person, but in any event, with respect to financial matters, the chief financial officer or treasurer of such Person. Unless otherwise qualified, all references to a "Responsible Officer" shall refer to a Responsible Officer of the Borrower.

                  "Restricted Payments":  as defined in Section 7.6.

                  "Restructuring": the restructuring of GNC and its Subsidiaries prior to the consummation of the Acquisition, as contemplated by Section 4.05 of the disclosure schedules to the Acquisition Agreement.

                  "Revolving Credit Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and participate in Swing Line Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Total Revolving Credit Commitments is $75,000,000.

                  "Revolving Credit Commitment Period": the period from and including the Closing Date to the Revolving Credit Termination Date.

                  "Revolving Credit Facility": as defined in the definition of "Facility" in this Section 1.1.

                  "Revolving Credit Lender": each Lender that has a Revolving Credit Commitment or that is the holder of Revolving Credit Loans.

                  "Revolving Credit Loans": as defined in Section 2.4.

                  "Revolving Credit Note": as defined in Section 2.8(e).

                  "Revolving Credit Percentage": as to any Revolving Credit Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender's Revolving Extensions of Credit then outstanding constitutes of the amount of the Total Revolving Extensions of Credit then outstanding).

                  "Revolving Credit Termination Date":  December 5, 2008.

                  "Revolving Extensions of Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding and (c) such Lender's Revolving Credit Percentage of the aggregate principal amount of Swing Line Loans then outstanding.

                  "SEC": the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

                  "Secured Parties": as defined in the Guarantee and Collateral Agreement.

                  "Security Documents": the collective reference to the Guarantee and Collateral Agreement, the Mortgages, any intellectual property security agreements or control agreements required to be delivered pursuant to the Guarantee and Collateral Agreement or any other Loan Document and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

                  "Senior Subordinated Note Documentation": the Senior Subordinated Note Indenture, the Purchase Agreement and the Registration Rights Agreement, together with any other instruments and agreements entered into by the Borrower or its Subsidiaries in connection therewith, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

                  "Senior Subordinated Note Indenture": the Indenture entered into by the Borrower and certain of its Subsidiaries in connection with the issuance of the Senior Subordinated Notes, together with all instruments and other agreements entered into by the Borrower or such Subsidiaries in connection therewith, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with Section 7.9.

                  "Senior Subordinated Notes": the subordinated notes of the Borrower due 2010 issued from time to time pursuant to the Senior Subordinated
Note Indenture.

                  "SFAS No. 141": Financing Accounting Statement No. 141 issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants.

                  "SFAS No. 142": Financial Accounting Statement No. 142 issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants.

                  "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Solvent": with respect to any Person, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, (d) such Person will be able to pay its debts as they mature and (e) such Person is not insolvent within the meaning of any applicable Requirements of Law. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "Specified Change of Control": a "Change of Control", or like event, as defined in the Senior Subordinated Note Indenture.

                  "Specified Hedge Agreement": any Hedge Agreement entered into by the Borrower or any Guarantor and any Qualified Counterparty.

                  "Specified Subsidiary": with respect to any Income Restricted Subsidiary, any Subsidiary thereof which is either wholly owned by such Income Restricted Subsidiary or if not so wholly owned, owned in part by a Person who is not a Subsidiary of the Borrower.

                  "Sponsor":  Apollo Management V, L.P.

                  "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower. As of the Closing Date, the ownership structure of Gustine Associates is such that it would not be considered a Subsidiary of the Borrower under this definition.

                  "Subsidiary Guarantor": each Subsidiary of the Borrower existing on the Closing Date (other than any Excluded Foreign Subsidiary) and each Subsidiary of the Borrower created or acquired after the Closing Date other than an Excluded Foreign Subsidiary or an Immaterial

Subsidiary that has elected not to guarantee the Obligations and does not, directly or indirectly, guarantee or otherwise provide direct credit support for any Indebtedness of the Borrower.

                  "Swing Line Commitment": the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $10,000,000.

                  "Swing Line Lender": Lehman Commercial Paper Inc., in its capacity as the lender of Swing Line Loans.

                  "Swing Line Loans":  as defined in Section 2.6.

                  "Swing Line Note": as defined in Section 2.8(e).

                  "Swing Line Participation Amount": as defined in Section
2.7(c).

                  "Syndication Agent":  as defined in the preamble hereto.

                  "Synthetic Lease Obligations": all monetary obligations of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations which do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

                  "Term Loan Facility":  the Tranche B Term Loan Facility.

                  "Term Loan Lenders":  the Tranche B Term Loan Lenders.

                  "Term Loans":  the Tranche B Term Loans.

                  "Term Notes":  as defined in Section 2.8(e).

                  "Total Revolving Credit Commitments": at any time, the aggregate amount of the Revolving Credit Commitments then in effect.

                  "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders outstanding at such time.

                  "Tranche B Term Loan":  as defined in Section 2.1.

                  "Tranche B Term Loan Commitment": as to any Lender, the obligation of such Lender, if any, to make a Tranche B Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche B Term Loan Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Tranche B Term Loan Commitments is $285,000,000.

                  "Tranche B Term Loan Facility": as defined in the definition of "Facility" in this Section 1.1.

                  "Tranche B Term Loan Lender": each Lender that has a Tranche B Term Loan Commitment or is the holder of a Tranche B Term Loan.

                  "Tranche B Term Loan Percentage": as to any Tranche B Term Loan Lender at any time, the percentage which such Lender's Tranche B Term Loan Commitment then constitutes of the aggregate Tranche B Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche B Term Loans then outstanding).

                  "Transferee":  as defined in Section 10.14.

                  "Type": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

                  "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                  "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

                  "UCC": the Uniform Commercial Code, as in effect from time to time in any jurisdiction.

                  1.2 Other Definitional Provisions.(a) (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to Holdings, the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (e)      All calculations of financial ratios set forth in
Section 7.1 and the calculation of the Consolidated Leverage Ratio for purposes of determining the Applicable Margin shall be calculated to the same number of decimal places as the relevant ratios are expressed in and shall be rounded upward if the number in the decimal place immediately following the last calculated decimal place is five or greater. For example, if the relevant ratio is to be calculated to the hundredth decimal place and the calculation of the ratio is 5.126, the ratio will be rounded up to 5.13.

                  (f) The expressions "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to the Obligations shall mean the payment in full, in immediately available funds, of all of the Obligations (excluding Obligations in respect of any Specified Hedge Agreements and contingent reimbursement and indemnification obligations in each case that are not due and payable at or prior to the time the Commitments have expired or have been terminated, the Loans and Reimbursement Obligations have been paid in full and all Letters of Credit have been discharged or cash collateralized or backed with other letters of credit in accordance with Section 10.15(c)).

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

                  2.1 Term Loan Commitments. Subject to the terms and conditions hereof the Tranche B Term Loan Lenders severally agree to make term loans (each, a "Tranche B Term Loan") to the Borrower on the Closing Date in an amount for each Tranche B Term Loan Lender not to exceed the amount of the Tranche B Term Loan Commitment of such Lender. The Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.13.

                  2.2 Procedure for Term Loan Borrowing. The Borrower shall deliver to the Administrative Agent a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Closing Date) requesting that the Term Loan Lenders make the Term Loans on the Closing Date and specifying the amount to be borrowed. The Term Loans made on the Closing Date shall initially be Base Rate Loans, and no Term Loan may be converted into or continued as a Eurodollar Loan prior to the day which is 10 Business Days after the Closing Date or such shorter period as the Administrative Agent may agree to in writing. Upon receipt of such Borrowing Notice the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall make available to the Borrower the aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders, in like funds as received by the Administrative Agent.

                  2.3 Repayment of Term Loans.

                  The Tranche B Term Loan of each Tranche B Term Loan Lender shall mature in 24 consecutive quarterly installments, commencing on March 31, 2004, each of which shall be in an amount equal to such Lender's Tranche B Term Loan Percentage multiplied by the amount set forth below opposite such installment:

   Installment                                     Principal Amount
   -----------                                     ----------------
March 31, 2004                                        $   712,500
June 30, 2004                                         $   712,500
September 30, 2004                                    $   712,500
December 31, 2004                                     $   712,500
March 31, 2005                                        $   712,500
June 30, 2005                                         $   712,500
September 30, 2005                                    $   712,500
December 31, 2005                                     $   712,500
March 31, 2006                                        $   712,500
June 30, 2006                                         $   712,500
September 30, 2006                                    $   712,500
December 31, 2006                                     $   712,500
March 31, 2007                                        $   712,500
June 30, 2007                                         $   712,500
September 30, 2007                                    $   712,500
December 31, 2007                                     $   712,500
March 31, 2008                                        $   712,500
June 30, 2008                                         $   712,500
September 30, 2008                                    $   712,500
December 31, 2008                                     $   712,500
March 31, 2009                                        $67,687,500
June 30, 2009                                         $67,687,500
September 30, 2009                                    $67,687,500
December 5, 2009                                      $67,687,500

                  2.4 Revolving Credit Commitments(a) . (a) Subject to the terms and conditions hereof, the Revolving Credit Lenders severally agree to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding for each Revolving Credit Lender which, when added to such Lender's Revolving Credit Percentage of the sum of (i) the L/C Obligations then outstanding and (ii) the aggregate principal amount of the Swing Line Loans then outstanding, does not exceed the amount of such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.13, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

                  (b) The Borrower shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date.

                  2.5 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments on any Business Day during the Revolving Credit

Commitment Period, provided that the Borrower shall deliver to the Administrative Agent an irrevocable Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans). Any Revolving Credit Loans made on the Closing Date shall initially be Base Rate Loans, and no Revolving Credit Loan may be made as, converted into or continued as a Eurodollar Loan prior to the day which is 10 Business Days after the Closing Date or such shorter period as the Administrative Agent may agree to in writing. Each borrowing of Revolving Credit Loans under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof; provided, that the Swing Line Lender may request, on behalf of the Borrower, borrowings of Base Rate Loans under the Revolving Credit Commitments in other amounts pursuant to
Section 2.7. Upon receipt of any such Borrowing Notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make its Revolving Credit Percentage of the amount of each borrowing of Revolving Credit Loans available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent in like funds as received by the Administrative Agent.

                  2.6 Swing Line Commitment(a) . (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees that, during the Revolving Credit Commitment Period, it will make available to the Borrower in the form of swing line loans ("Swing Line Loans") a portion of the credit otherwise available to the Borrower under the Revolving Credit Commitments; provided that
(i) the aggregate principal amount of Swing Line Loans outstanding at any time shall not exceed the Swing Line Commitment then in effect (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lender's other outstanding Revolving Credit Loans hereunder, may exceed the Swing Line Commitment then in effect or such Swing Line Lender's Revolving Credit Commitment then in effect) and (ii) the Borrower shall not request, and the Swing Line Lender shall not make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the aggregate amount of the Available Revolving Credit Commitments would be less than zero. During the Revolving Credit Commitment Period, the Borrower may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swing Line Loans shall be Base Rate Loans only.

                  (b) The Borrower shall repay all outstanding Swing Line Loans on the Revolving Credit Termination Date.

                  2.7 Procedure for Swing Line Borrowing; Refunding of Swing Line Loans(a) . (a) The Borrower may borrow under the Swing Line Commitment on any Business Day during the Revolving Credit Commitment Period, provided, the Borrower shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swing Line Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date. Each borrowing under the Swing Line Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in the borrowing notice in respect of any Swing Line Loan, the Swing Line Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of such Swing Line Loan. The Administrative Agent shall make the proceeds of such Swing Line Loan available to the Borrower on such Borrowing Date in like funds as received by the Administrative Agent.

                  (b) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf), on one Business Day's notice given by the Swing Line Lender no later than 12:00 Noon, New York City time, request each Revolving Credit Lender to make, and each Revolving Credit Lender hereby agrees to make, a Revolving Credit Loan (which shall initially be a Base Rate Loan), in an amount equal to such Revolving Credit Lender's Revolving Credit Percentage of the aggregate amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date of such notice, to repay the Swing Line Lender. Each Revolving Credit Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Credit Loans shall be made immediately available by the Administrative Agent to the Swing Line Lender for application by the Swing Line Lender to the repayment of the Refunded Swing Line Loans. The Borrower irrevocably authorizes the Swing Line Lender to charge the Borrower's accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swing Line Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full such Refunded Swing Line Loans.

                  (c) If prior to the time a Revolving Credit Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to the Borrower, or if for any other reason, as determined by the Swing Line Lender in its sole discretion, Revolving Credit Loans may not be made as contemplated by
Section 2.7(b), each Revolving Credit Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in Section 2.7(b) (the "Refunding Date"), purchase for cash an undivided participating interest in the then outstanding Swing Line Loans by paying to the Swing Line Lender an amount (the "Swing Line Participation Amount") equal to (i) such Revolving Credit Lender's Revolving Credit Percentage times (ii) the sum of the aggregate principal amount of Swing Line Loans then outstanding which were to have been repaid with such Revolving Credit Loans.

                  (d) Whenever, at any time after the Swing Line Lender has received from any Revolving Credit Lender such Lender's Swing Line Participation Amount, the Swing Line Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Lender its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Revolving Credit Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

                  (e) Each Revolving Credit Lender's obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or the Borrower may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Credit Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  2.8 Repayment of Loans; Evidence of Debt(a) . (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Revolving Credit Lender or Term Loan Lender, as the case may be, (i) the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the Revolving Credit Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section
8), (ii) the then unpaid principal amount of each Swing Line Loan of such Swing Line Lender on the Revolving Credit Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section 8) and (iii) the principal amount of each Term Loan of such Term Loan Lender in installments according to the amortization schedule set forth in Section 2.3 (or on such earlier date on which the Loans become due and payable pursuant to Section 8). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in
Section 2.15.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                  (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.8(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

                  (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will promptly execute and deliver to such Lender a promissory note of the Borrower evidencing any Term Loans, Revolving Credit Loans or Swing Line Loans, as the case may be, of such Lender, substantially in the forms of Exhibit G-1, G-2 or G-3, respectively (a "Term Note", "Revolving Credit Note" or "Swing Line Note", respectively), with appropriate insertions as to date and principal amount; provided, that delivery of Notes shall not be a condition precedent to the occurrence of the Closing Date or the making of the Loans on the Closing Date.

                  2.9 Commitment Fees, etc(a) . (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof.

                  (b) The Borrower agrees to pay to the Arrangers the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Arrangers.

                  (c) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrower and the Administrative Agent.

                  2.10 Termination or Reduction of Revolving Credit Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the aggregate amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and Swing Line Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

                  2.11 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty (except as otherwise provided herein), upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of such prepayment, whether such prepayment is of Term Loans or Revolving Credit Loans, and whether such prepayment is of Eurodollar Loans or Base Rate Loans; provided, that (i) if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.21 and (ii) no prior notice is required for the prepayment of Swing Line Loans. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans that are Base Rate Loans and Swing Line Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Partial prepayments of Swing Line Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

                  2.12     Mandatory Prepayments and Commitment Reductions(a) .
(a) Unless the Required Lenders shall otherwise agree, if (i) any Capital Stock is issued (other than Excluded Equity and Capital Stock issued to any Loan Party in the ordinary course of business), or (ii) Indebtedness is incurred, by Holdings, the Borrower or any of its Subsidiaries (other than Excluded Debt), then no later than one Business Day after the date of such issuance or incurrence, an amount equal to, in the case of an issuance of Capital Stock, 50% of the Net Cash Proceeds thereof or, in the case of the incurrence of Indebtedness, 100% of the Net Cash Proceeds thereof, shall be applied to the prepayment of the Term Loans (together with accrued interest thereon) and or the permanent reduction of the Revolving Credit Commitments, in each case as set forth in Section 2.12(d). The provisions of this Section do not constitute a consent to the issuance of any equity securities by any entity whose equity securities are pledged pursuant to the Guarantee and Collateral Agreement, or a consent to the incurrence of any Indebtedness by Holdings, the Borrower or any of its Subsidiaries.

                  (b) Unless the Required Lenders shall otherwise agree, if on any date Holdings, the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, no later than three Business Days (or, if a Default or Event of Default has occurred and is continuing, one Business Day) after the date of receipt by Holdings, the Borrower or any of its Subsidiaries of such Net Cash Proceeds, an amount equal to the amount of such Net Cash Proceeds shall be applied to the prepayment of the Term Loans (together with accrued interest thereon) and/or the permanent reduction of the Revolving Credit Commitments, as set forth in Section 2.12(d); provided that, notwithstanding the foregoing, (i) an aggregate amount of Net Cash Proceeds of Asset Sales not to exceed $20,000,000 in any fiscal year of the Borrower may be excluded from the foregoing requirement pursuant to a Reinvestment Notice and
(ii) on each Reinvestment Prepayment Date an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied to the prepayment of the Term Loans (together with accrued interest thereon) and/or the permanent reduction of the Revolving Credit Commitments, as set forth in Section 2.12(d). The provisions of this Section do not constitute a consent to the consummation of any Disposition not permitted by Section 7.5.

                  (c) Unless the Required Lenders shall otherwise agree, if, for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 2004, there shall be Excess Cash Flow, then, on the relevant Excess Cash Flow Application Date, the Borrower shall apply an amount equal to the ECF Percentage of such Excess Cash Flow to the prepayment of the Term Loans (together with accrued interest thereon) and/or the permanent reduction of the Revolving Credit Commitments, as set forth in Section 2.12(d). Each such prepayment and commitment reduction shall be made on a date (an "Excess Cash Flow Application Date") no later than ten days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

                  (d) Amounts to be applied in connection with prepayments and Commitment reductions made pursuant to this Section 2.12 shall be applied, first, to the prepayment of the Term Loans and, second, to reduce permanently the Revolving Credit Commitments. Any such reduction of the Revolving Credit Commitments shall be accompanied by prepayment of the Revolving Credit Loans and/or Swing Line Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Credit Commitments as so reduced, provided that if the aggregate principal amount of Revolving Credit Loans and Swing Line Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Secured Parties on terms and conditions satisfactory to the Administrative Agent.

                  2.13 Conversion and Continuation Options(a) . (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may be made only on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan under a particular Facility may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  (b) The Borrower may elect to continue any Eurodollar Loan as such upon the expiration of the then current Interest Period with respect thereto by giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility, provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph, such Loans shall be continued automatically as Eurodollar Loans with an Interest Period of one month on the last day of such then expiring Interest Period, and provided, further, that if such continuation is not permitted pursuant to the first proviso in this Section 2.13, such Loans shall be converted automatically to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  2.14 Minimum Amounts and Maximum Number of Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than fifteen Eurodollar Tranches shall be outstanding at any one time.

                  2.15 Interest Rates and Payment Dates(a). (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin in effect for such day.

                  (b) Each Base Rate Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Base Rate in effect for such day plus the Applicable Margin in effect for such day.

                  (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) (to the extent legally permitted) shall bear interest at a rate per annum that is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2.0% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the Revolving Credit Facility plus 2.0%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Facility plus 2.0% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to Base Rate Loans under the Revolving Credit Facility plus 2.0%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

                  2.16 Computation of Interest and Fees(a). (a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans on which interest is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.16(a).

                  2.17 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

                  2.18 Pro Rata Treatment and Payments(a) . (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee or Letter of Credit fee, and any reduction of the Commitments of the Lenders, shall be made pro rata according to the respective Tranche B Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders. Each payment (other than prepayments) in respect of principal or interest in respect of the Loans and each payment in respect of fees or expenses payable hereunder shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.

                  (b) Each payment (including each prepayment) of the Term Loans outstanding under the Term Loan Facility shall be allocated among the Term Loan Lenders holding such Term Loans pro rata based on the principal amount of such Term Loans held by such Term Loan Lenders. Each prepayment of the Term Loans shall be applied to the installments of such Term Loans pro rata based on the remaining outstanding principal amount of such installments. Amounts prepaid on account of the Term Loans may not be reborrowed.

                  (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders. Each payment in respect of Reimbursement Obligations in respect of any Letter of Credit shall be made to the Issuing Lender that issued such Letters of Credit.

                  (d) The application of any payment of Loans under any Facility (including optional and mandatory prepayments) shall be made, first, to Base Rate Loans under such Facility and, second, to Eurodollar Loans under such Facility. Each payment of the Loans (except in the case of Swing Line Loans and Revolving Credit Loans that are Base Rate Loans) shall be accompanied by accrued interest to the date of such payment on the amount paid.

                  (e) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Payment Office, in Dollars and in immediately available funds. Any payment made by the Borrower after 12:00 Noon, New York City time, on any Business Day shall be deemed to have been made on the next following Business Day. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                  (f) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal

Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the Borrower.

                  (g) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

                  2.19 Requirements of Law(a) . (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                           (i) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                           (ii) shall impose on such Lender any other condition (excluding any condition relating to taxes);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

                  (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (d) A Lender shall notify the Borrower within 180 days after it becomes aware that it is entitled to amounts under this Section 2.19. The Borrower shall not have any obligation to indemnify a Lender for interest and penalties on amounts payable under this Section to the extent such interest and penalties are attributable to such Lender's failure to comply with the foregoing sentence.

                  2.20 Taxes(a) . (a) All payments made by or on behalf of the Borrower under this Agreement or any other Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes (including branch profits taxes) and franchise taxes imposed on any Arranger, any Agent or any Lender as a result of a present or former connection between such Arranger, such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Arranger's, such Agent's or such Lender's having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or any Other Taxes are required to be withheld from any amounts payable to any Arranger, any Agent or any Lender hereunder, the amounts so payable to such Arranger, such Agent or such Lender shall be increased to the extent necessary to yield to such Arranger, such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Arranger, any Agent or any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Arranger's, such Agent's or such Lender's failure to comply with the requirements of paragraph (e) or (f) of this Section or (ii) in the case of any Non-U.S. Lender, that are United States withholding taxes imposed on amounts payable to such Arranger, such Agent or such Lender at the time such Arranger, such Agent or such

Lender becomes a party to this Agreement, except to the extent that such Arranger's, such Agent's or such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph (a). The Borrower or the applicable Guarantor shall make any required withholding and pay the full amount withheld to the relevant tax authority or other Governmental Authority in accordance with applicable Requirements of Law.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower shall indemnify the Administrative Agent and any Lender (or Transferee) for the full amount of Non-Excluded Taxes or Other Taxes arising in connection with payments made under this Agreement (including, without limitation, any Non-Excluded Taxes or other Taxes imposed by any jurisdiction on amounts paid under this Section 2.20) paid by the Administrative Agent or such Lender or any of their respective Affiliates and any liability (including penalties, additions to tax, interest and expenses) other than under those circumstances as to which no additional payment would have been payable under subsection (a) above arising therefrom or with respect thereto. Payment under this indemnification shall be made within 10 days from the date the Administrative Agent, any Lender or any of their respective Affiliates makes written demand therefor. If a Lender (or Transferee) or the Administrative Agent shall become aware that it is entitled to receive a refund in respect of Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section 2.20 or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.20, it shall (i) promptly notify the Borrower of the availability of such refund and
(ii) within 30 Business Days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense unless to do so will unduly prejudice or cause undue hardship to such Lender (or Transferee) or the Administrative Agent (as determined in the reasonable discretion of such Lender (or Transferee) or the Administrative Agent). If any Lender (or Transferee) or the Administrative Agent receives a refund in respect of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this
Section 2.20 or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.20, it shall promptly notify the Borrower of such refund and shall, within 30 Business Days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has requested application for such refund pursuant hereto), repay such refund to the Borrower to the extent attributable to amounts that have been paid by the Borrower under this
Section 2.20), net of all reasonable out-of-pocket expenses of such Lender (or Transferee) or the Administrative Agent; provided that the Borrower, upon the request of such Lender (or Transferee) or the Administrative Agent, shall promptly return such refund (plus penalties, interest or other charges) to such Lender (or Transferee) or the Administrative Agent in the event such Lender (or Transferee) or the Administrative Agent is required to repay such refund. Nothing contained in this subsection (c) shall require any Lender (or Transferee) or the Administrative Agent to make available any of its tax returns (or any other information relating to its taxes that it deems to be confidential). The Lender (or Transferee) or the Administrative Agent, as the case may be, shall have full control over computations (which shall be carried out in a reasonable manner) relating to the amount of any refund of Non-Excluded Taxes or Other Taxes and any payment to the Borrower relating to such refund as described in this Section 2.20(c).

                  (d) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as reasonably possible thereafter the Borrower shall send to the Administrative Agent for the account of the relevant Arranger, Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (e) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" a statement substantially in the form of
Exhibit I to the effect that such Lender is eligible for a complete exemption from withholding of U.S. taxes under Section 871(h) or 881(c) of the Code and a Form W-8BEN, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (and, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

                  (f) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

                  (g) A Lender shall notify the Borrower within 180 days after it becomes aware of the incurrence of Non-Excluded Taxes. The Borrower shall not have any obligation to indemnify a Lender for any interest or penalties to the extent that such interest or penalties are attributable to such Lender's failure to comply with the foregoing sentence.

                  2.21 Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.22 Illegality. Notwithstanding any other provision herein, if the adoption after the date hereof of any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.21.

                  2.23 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.19, 2.20(a) or 2.22 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.19, 2.20(a) or 2.22.

                  2.24 Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.19 or 2.20(a), (b) defaults in its obligation to make Loans hereunder or (c) does not consent to a proposed amendment, modification or waiver of this Agreement requested by the Borrower which requires the consent of all of the Lenders or all of the Lenders under any Facility to become effective (and which is approved by at least the Required Lenders), with a replacement financial institution or an investment fund which invests in bank loans in the ordinary course of business; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement,
(iii) prior to any such replacement, such Lender shall have taken no action under Section 2.23 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.19 or 2.20(a) (in the case of clause (a) hereof),
(iv) such replacement financial institution or investment fund shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.21 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) solely with respect to replacements of Lenders pursuant to clause
(a) or (b) of this Section 2.24, such replacement financial institution or investment fund, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.19 or 2.20(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender. In connection with any such replacement, if the replaced Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Acceptance reflecting such replacement within 5 Business Days of the date on which the replacement Lender executes and delivers such Assignment and Acceptance to the replaced Lender, then such replaced Lender shall be deemed to have executed and delivered such Assignment and Acceptance. On the effective date of such replacement, the replaced Lender shall be released from its obligations under this Agreement and shall cease to be a party hereto, except as to Section 2.19, 2.20, 2.21, 9.12 and 10.5 in respect of the period prior to such effective date.

                          SECTION 3. LETTERS OF CREDIT

                  3.1 L/C Commitment(a) . (a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided, that no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and
(ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Revolving Credit Termination Date; provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

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

                  (b) No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  3.2 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that an Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender, with a copy to the Administrative Agent, at their addresses for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may request. Upon receipt of any Application, an Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrower (but in no event shall any Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto). Promptly after issuance by an Issuing Lender of a Letter of Credit, such Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower and the Administrative Agent. Each Issuing Lender shall promptly give notice to the Administrative Agent of the issuance of each Letter of Credit issued by such Issuing Lender (including the amount thereof).

                  3.3 Fees and Other Charges(a) . (a) The Borrower will pay a fee on the aggregate drawable amount of all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Credit Facility, shared ratably among the Revolving Credit Lenders in accordance with their respective Revolving Credit Percentages and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such Letter of Credit. In addition, the Borrower shall pay to the relevant Issuing Lender for its own account a fronting fee on the aggregate drawable amount of all outstanding Letters of Credit issued by it of 1/4 of 1% per annum, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such Letter of Credit.

                  (b) In addition to the foregoing fees, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

                  3.4 L/C Participations. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk, an undivided interest equal to such L/C Participant's Revolving Credit Percentage in each Issuing Lender's obligations and rights under each Letter of Credit issued by such Issuing Lender hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender, regardless of the occurrence or continuance of a Default or Event of Default or the failure to satisfy any of the other conditions specified in
Section 5, upon demand at the Administrative Agent's address for notices specified herein (and thereafter, the Administrative Agent shall promptly pay to the Issuing Lender) an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

                  (b) If any amount required to be paid by any L/C Participant to an Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to such Issuing Lender within three Business Days after the date such payment is due, the Issuing Lender shall so notify the Administrative Agent, who shall promptly notify the L/C Participants and each such L/C Participant shall pay to the Administrative Agent, for the account of the Issuing Lender on demand (and thereafter the Administrative Agent shall promptly pay to the Issuing Lender) an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Administrative Agent, for the account of such Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Administrative Agent, on behalf of such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Credit Facility. A certificate of the Administrative Agent on behalf of such Issuing Lender submitted to any L/C Participant with respect to any such amounts owing under this Section shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit and has received from the Administrative Agent any L/C Participant's pro rata share of such payment in accordance with
Section 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to the Administrative Agent for the account of such L/C Participant (and thereafter, the Administrative Agent will promptly distribute to such L/C Participant) its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to the Administrative Agent for the account of such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

                  3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse each Issuing Lender, within one Business Day of the date on which such Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by such Issuing Lender, for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment (the amounts described in the foregoing clauses (a) and (b) in respect of any drawing, collectively, the "Payment Amount"). Each such payment shall be made to such

Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on each Payment Amount from the date of the applicable drawing until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.15(b) and (ii) thereafter, Section 2.15(c). Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.5 of Base Rate Loans (or, at the option of the Administrative Agent and the Swing Line Lender in their sole discretion, a borrowing pursuant to Section 2.7 of Swing Line Loans) in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Credit Loans (or, if applicable, Swing Line Loans) could be made, pursuant to Section 2.5 (or, if applicable, Section 2.7), if the Administrative Agent had received a notice of such borrowing at the time the Administrative Agent receives notice from the relevant Issuing Lender of such drawing under such Letter of Credit.

                  3.6 Obligations Absolute. The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors, actions or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuing Lender. The Borrower agrees that any action taken or omitted by an Issuing Lender under or in connection with any Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the UCC of the State of New York, shall be binding on the Borrower and shall not result in any liability of such Issuing Lender to the Borrower.

                  3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the Administrative Agent and the Borrower of the date and amount thereof. The responsibility of the relevant Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit, in addition to any payment obligation expressly provided for in such Letter of Credit issued by such Issuing Lender, shall be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment appear on their face to be in conformity with such Letter of Credit.

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

                  3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Arrangers, the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, Holdings and the Borrower hereby jointly and severally represent and warrant to each Arranger, each Agent and each Lender that:

                  4.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at September 30, 2003 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Acquisition, (ii) the Loans to be made and the Senior Subordinated Notes to be issued on the Closing Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Borrower and its consolidated Subsidiaries as at September 30, 2003, assuming that the events specified in the preceding sentence had actually occurred at such date.

                  (b) The audited consolidated balance sheets of GNC as at December 31, 2000, December 31, 2001 and December 31, 2002, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from PricewaterhouseCoopers, present fairly the consolidated financial condition of GNC as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of GNC as at September 30, 2003, and the related unaudited consolidated statements of income and cash flows for the 9-month period ended on such date, present fairly the consolidated financial condition of GNC as at such date, and the consolidated results of its operations and its consolidated cash flows for the 9-month period then ended (subject to normal year-end audit adjustments and the absence of footnotes). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). As of the Closing Date, Holdings, the Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any material long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph and the footnotes to the most recent audited financial statements referred to in this paragraph (other than the Obligations under the Loan Documents and the obligations of the Borrower and the Guarantors under the Senior Subordinated Note Documentation). During the period from December 31, 2002 to and including the date hereof there has been no Disposition by GNC of any material part of its

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

business or Property other than to the Loan Parties and their Subsidiaries as contemplated by the Restructuring.

                  4.2 No Change. Since December 31, 2002 there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

                  4.3 Corporate Existence; Compliance with Law. Except as set forth on Schedule 4.3, each of Holdings, the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged,
(c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except, in the case of the foregoing clauses (c) and (d), to the extent that the failure to be so qualified or to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  4.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents and Acquisition Documentation to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Loan Documents and Acquisition Documentation to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No material consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except (i) consents, authorizations, filings and notices that have been obtained or made and are in full force and effect, (ii) the consents, authorizations, filings and notices described in Schedule 4.4 and (iii) the filings referred to in Section 4.19. No material consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Acquisition or the Acquisition Documentation, except (i) consents, authorizations, filings and notices that have been obtained or made and are in full force and effect and
(ii) consents, authorizations, filings or notices of which the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect. Each Loan Document and each item of Acquisition Documentation has been duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  4.5 No Legal Bar. The execution, delivery and performance of this Agreement, the other Loan Documents, the Senior Subordinated Note Documentation, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any

Requirement of Law or any material Contractual Obligation of Holdings, the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). The execution, delivery and performance of the Acquisition Documentation will not violate any Requirement of Law or Contractual Obligation of Holdings, the Borrower or its Subsidiaries, except for such violations of Contractual Obligations which could not reasonably be expected to have a Material Adverse Effect, and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to Holdings, the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                  4.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or the Borrower, threatened by or against Holdings, the Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents, the Acquisition Documentation or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect (after giving effect to indemnification from certain manufacturers, the provisions of the Acquisition Documentation and applicable insurance).

                  4.7 No Default. Neither Holdings, the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  4.8 Ownership of Property; Liens. Each of Holdings, the Borrower and its Subsidiaries is the sole owner of, legally and beneficially, and has good marketable and insurable title in fee simple to, or a valid leasehold interest in, all its material real property the loss of which could not reasonably be expected to have a Material Adverse Effect, and good title to, or a valid leasehold interest in, all its other material Property, and none of such Property is subject to any Lien except for Permitted Liens. None of the Pledged Capital Stock is subject to any Lien except for Permitted Liens.

                  4.9 Intellectual Property. Except as could not reasonably be expected to result in a Material Adverse Effect, (i) Holdings, the Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted; (ii) no claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does Holdings or the Borrower know of any valid basis for any such claim; and (iii) the use of Intellectual Property by Holdings, the Borrower and its Subsidiaries does not infringe on the rights of any Person.

                  4.10 Taxes. Each of Holdings, the Borrower and each of its Subsidiaries has filed or caused to be filed all Federal income and all material state and other tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns and all amounts shown to be due and payable on any material assessments made against it or any of its Property and all other material taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings, the Borrower or its Subsidiaries, as the case may be); and no material tax Lien has been filed with respect to any such tax, fee or other charge (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings, the Borrower or its Subsidiaries, as the case may be), and, to the knowledge of Holdings and the Borrower, no material claim is being asserted, with respect to any such tax, fee or other charge (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings, the Borrower or its Subsidiaries, as the case may be). No Loan Party and no Subsidiary thereof (i) intends to treat the Loans as being a "reportable transaction" (within the meaning of Treasury Regulation 1.6011-4) or (ii) is aware of any facts or events that would result in such treatment.

                  4.11 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

                  4.12 Labor Matters. There are no strikes, stoppages or slowdowns or other labor disputes against Holdings, the Borrower or any of its Subsidiaries pending or, to the knowledge of Holdings or the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of Holdings, the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from Holdings, the Borrower or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of Holdings, the Borrower or the relevant Subsidiary.

                  4.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

                  4.14 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits or conditions its ability to incur Indebtedness.

                  4.15 Subsidiaries. (a) The Subsidiaries listed on Schedule 4.15(a) constitute all the Subsidiaries of Holdings as of the Closing Date.
Schedule 4.15(a) sets forth as of the Closing Date and after giving effect to the Acquisition, the exact legal name (as reflected on the certificate of incorporation (or formation) and jurisdiction of incorporation (or formation) of each Subsidiary of Holdings and, as to each such Subsidiary, the percentage and number of each class of Capital Stock owned by each Loan Party and its Subsidiaries.

                  (b)      As of the Closing Date, except as set forth on
Schedule 4.15(b), there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of Holdings, the Borrower or any Subsidiary.

                  4.16 Use of Proceeds. The proceeds of the Term Loans and up to $600,000 of Revolving Credit Loans shall be used on the Closing Date to finance a portion of the Acquisition, to pay related fees and expenses and to fund up to $12,200,000 of expenses incurred as a result of the store closings listed on Schedule 4.16 which are planned in connection with the Acquisition. The proceeds of all other Revolving Credit Loans and the Swing Line Loans, and the Letters of Credit, shall be used for general corporate purposes of the Borrower and its Subsidiaries.

                  4.17 Environmental Matters. Other than exceptions to any of the following that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect:

                  (a) Holdings, the Borrower and its Subsidiaries: (i) are in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits required for any of their current operations or for any property owned, leased, or otherwise operated by any of them; (iii) are in compliance with all of their Environmental Permits; and (iv) reasonably believe that: each of their Environmental Permits will be timely renewed and complied with, without material expense; any additional Environmental Permits that may be required of any of them will be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained, without material expense;

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

                  (b) Materials of Environmental Concern are not present at, on, under or in any real property now or formerly owned, leased or operated by Holdings, the Borrower or any of its Subsidiaries, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent by Holdings, the Borrower or any of its Subsidiaries for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability of Holdings, the Borrower or any of its Subsidiaries under any applicable Environmental Law or otherwise result in material costs to Holdings, the Borrower or any of its Subsidiaries, or (ii) materially interfere with Holdings', the Borrower's or any of its Subsidiaries' continued operations, or (iii) materially impair the fair saleable value of any real property owned or leased by Holdings, the Borrower or any of its Subsidiaries;

                  (c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) pursuant to any Environmental Law to which Holdings, the Borrower or any of its Subsidiaries is named as a party that is pending or, to the knowledge of Holdings, the Borrower or any of its Subsidiaries, threatened;

                  (d) Neither Holdings, the Borrower nor any of its Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern;

                  (e) Neither Holdings, the Borrower nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law; and

                  (f) Neither Holdings, the Borrower nor any of its Subsidiaries has assumed or retained by contract any liabilities under any Environmental Law or with respect to any Materials of Environmental Concern.

                  4.18 Accuracy of Information, etc. No statement or information (other than projections) contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished to the Arrangers, the Agents or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of Holdings and the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the Closing Date, the representations and warranties of the

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Borrower and, to the best knowledge of Holdings or the Borrower of Royal Numico
N.V. and Numico USA, Inc., contained in the Acquisition Documentation are true and correct in all material respects (except as set forth on Schedule 4.3). As of the Closing Date, there is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Arrangers, the Agents and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

                  4.19 Security Documents(a) . (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Collateral described therein and proceeds and products thereof. In the case of the Pledged Capital Stock described in the Guarantee and Collateral Agreement, when any stock certificates representing such Pledged Capital Stock are delivered to the Administrative Agent, in the case of any deposit accounts, when control agreements have been executed with respect to such deposit accounts, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 4.19(a)-1 (which financing statements may be filed by the Administrative Agent at any time) and such other filings as are specified on Schedule 3 to the Guarantee and Collateral Agreement have been completed (all of which filings may be filed by the Administrative Agent at any time), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds and products thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except Permitted Liens). Schedule 7.3(f) lists each UCC Financing Statement evidencing a Lien that (i) names any Loan Party as debtor and (ii) will remain on file after the Closing Date. Schedule 4.19(a)-2 lists each UCC Financing Statement that (i) names any Loan Party as debtor and (ii) will be terminated on or prior to the Closing Date; and on or prior to the Closing Date, the Borrower will have delivered to the Administrative Agent, or caused to be filed, duly completed UCC termination statements, authenticated by the relevant secured party, in respect of each such UCC Financing Statement.

                  (b) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable Lien on the Mortgaged Properties described therein and proceeds and products thereof; and when the Mortgages are filed or recorded in the offices specified on Schedule 4.19(b) (in the case of Mortgages to be executed and delivered on the Closing Date) or in the office designated by the Borrower (in the case of any Mortgage to be executed and delivered pursuant to Section 6.10 (b)), each Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties described therein and the proceeds and products thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (other than Persons holding Liens or other encumbrances or rights permitted by the relevant Mortgage or the Loan Documents).

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                  4.20     Solvency. Each Loan Party is, and after giving effect
to the Acquisition and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith, and after giving effect to Sections 2.1(b) and 2.2 of the Guarantee and Collateral Agreement, will be and will continue to be, Solvent.

                  4.21 Senior Indebtedness. The Obligations constitute "Senior Indebtedness" of the Borrower under and as defined in the Senior Subordinated Note Indenture. The obligations of each Subsidiary Guarantor under the Guarantee and Collateral Agreement constitute "Guarantor Senior Indebtedness" of such Subsidiary Guarantor under and as defined in the Senior Subordinated Note Indenture.

                  4.22 Regulation H. No Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (except any Mortgaged Properties as to which such flood insurance as required by Regulation H has been obtained and is in full force and effect as required by this Agreement).

                  4.23 Insurance. Each of Holdings, the Borrower and its Subsidiaries is insured, in accordance with Section 5.3 of the Guarantee and Collateral Agreement, by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged, including, without limitation, at least $100,000,000 of product liability insurance, to the extent available on commercially reasonable terms (provided that such product liability insurance is not required to insure against ephedra product liability or other product liability for which insurance is not available or is not available on commercially reasonable terms (it being understood that commercially reasonable terms shall mean a cost not to exceed $20,000,000 per year); provided further that the Loan Parties and their Subsidiaries may self insure their inventory and equipment located at the retail store level), and none of Holdings, the Borrower or any of its Subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that could not reasonably be expected to have a Material Adverse Effect. Third party insurance policies that as of the Closing Date but prior to the Restructuring and Acquisition covered certain claims against GNC, continue to cover such claims, after giving effect to the Restructuring and the Acquisition.

                  4.24 Lease Payments. (a) Each of Holdings, the Borrower and its Subsidiaries has paid all payments required to be made by it within any specified grace periods under leases of real property where any of the Collateral is or may be located from time to time (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings, the Borrower or such Subsidiary, as the case may be), except as could not reasonably be expected to have a Material Adverse Effect;

                  (b) To the knowledge of the Borrower, no landlord Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such payments,

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in each case that could, when taken together with any other such liens or claims, reasonably be expected to have a Material Adverse Effect.

                  4.25 Acquisition Documentation. The Acquisition Documentation listed on Schedule 4.25 attached hereto constitute all of the material agreements, instruments and undertakings to which Holdings, the Borrower or any of its Subsidiaries is bound or by which such Person or any of its property or assets is bound or affected relating to, or arising out of, the Acquisition (including, without limitation, any agreements, instruments or undertakings assumed pursuant to the Acquisition Agreement). None of such material agreements, instruments or undertakings have been amended, supplemented or otherwise modified in any material respect except after the Closing Date as permitted by Section 7.16, and all such material agreements, instruments and undertakings are in full force and effect in accordance with their terms except after the Closing Date as permitted by Section 7.16. No party to any Acquisition Documentation is currently in material default thereunder and no party thereto, or any other Person, has the right to terminate any Acquisition Documentation.

                  4.26 Real Estate. As of the Closing Date, Schedule 4.26 sets forth a true, complete and correct list of all real property (i) owned by any Loan Party or its Subsidiaries in fee simple or (ii) leased by any Loan Party or its Subsidiaries and used as a distribution or manufacturing facility (collectively, the "Real Estate").

                  4.27 New GNC. New GNC (a) does not conduct, transact or otherwise engage in any business or operations other than those incidental to its ownership of the Capital Stock of General Nutrition Incorporated, (b) has no material Indebtedness or other liabilities or financial obligations, except (i) nonconsensual obligations imposed by operation of law and (ii) pursuant to the Loan Documents to which it is a party and the Senior Subordinated Note Indenture.

                        SECTION 5. CONDITIONS PRECEDENT

                  5.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it hereunder is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

                  (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of Holdings and the Borrower, (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of Holdings, the Borrower and each Subsidiary Guarantor, (iii) a Mortgage covering each of the Mortgaged Properties, executed and delivered by a duly authorized officer of each party thereto and (iv) a Lender Addendum executed and delivered by each Lender and accepted by the Borrower.

                  (b) Acquisition, etc. The following transactions shall have been consummated, in each case on terms and conditions reasonably satisfactory to the Lenders:

                           (i) the Borrower shall have acquired all of the limited liability company interests of Newco 1 LLC and all of the general partnership interests of Newco DGP1 pursuant to the terms of the Acquisition Agreement and the Mergers shall have

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

         become effective by the filing of Certificates of Merger with respect to Newco 1 LLC, Newco DGP1, Newco 2 LLC, and Newco DGP2 with the Secretary of State of the State of Delaware and no material provision of the Acquisition Documentation shall have been waived, amended, supplemented or otherwise modified without the prior written consent of the Arrangers (the "Acquisition");

                           (ii) Holdings shall have received at least $274,700,000 from the proceeds of equity issued by Holdings to funds managed by the Sponsor and to the other Initial Investors, and all of such proceeds shall have been contributed to the Borrower as common equity;

                           (iii) the Borrower shall have received at least $215,000,000 in gross cash proceeds from the issuance of the Senior Subordinated Notes on terms and pursuant to documentation reasonably satisfactory to the Arrangers and no provision thereof shall have been waived, amended, supplemented or otherwise modified without prior written consent of the Arrangers; and

                           (iv) the capital structure of each Loan Party after the Acquisition shall be as described in Schedule 4.15.

                  (c) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of GNC for the 2000, 2001 and 2002 fiscal years and (iii) unaudited interim consolidated financial statements of GNC for each fiscal month and quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available; and such financial statements (x) shall be reasonably satisfactory in form and substance to the Arrangers and (y) shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of GNC, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

                  (d) Approvals. All governmental and material third party approvals (i) required under the Acquisition Documentation, or (ii) necessary for the continuing operations of Holdings, the Borrower and its Subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Acquisition or the financing contemplated hereby or by the Senior Subordinated Note Documentation.

                  (e) Related Agreements. The Administrative Agent shall have received (in a form reasonably satisfactory to the Administrative Agent), true and correct copies, certified as to authenticity by the Borrower, of (i) the Senior Subordinated Note Documentation, (ii) the Acquisition Documentation and (iii) such other documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Loan Parties may be a party.

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

                  (f) Fees. The Lenders, the Arrangers and the Agents shall have received all fees required to be paid, and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Agents), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

                  (g) Business Plan. The Administrative Agent shall have received a business plan for fiscal years 2004-2009 and a satisfactory written analysis of the business and prospects of Holdings, the Borrower and its Subsidiaries for the period from the Closing Date through the final maturity of the Facilities, all in form and substance reasonably satisfactory to the Administrative Agent.

                  (h) Solvency Analysis. The Lenders shall have received a reasonably satisfactory solvency certificate by the chief financial officer of Holdings and the Borrower which shall document the solvency of each of the Loan Parties after giving effect to the transactions contemplated hereby.

                  (i) Lien Searches. The Administrative Agent shall have received the results of a recent lien, tax lien, judgment and litigation search in each of the jurisdictions or offices (including, without limitation, in the United States Patent and Trademark Office and the United States Copyright Office) in which UCC financing statement or other filings or recordations should be made to evidence or perfect (with the priority required under the Loan Documents) security interests in all assets of the Loan Parties (or would have been made at any time during the five years immediately preceding the Closing Date to perfect Liens on any assets of the Borrower or its subsidiaries), and such search shall reveal no liens on any of the assets of the Loan Party, except for Permitted Liens or Liens set forth on Schedule 4.19(a)-2.

                  (j) Environmental Matters. The Administrative Agent shall have received, with a copy for each Lender, all existing written environmental assessments pertaining to manufacturing facilities owned or leased by the Borrower and its Subsidiaries, in form, scope, and substance satisfactory to the Administrative Agent.

                  (k) Expenses. The Administrative Agent shall have received satisfactory evidence that the fees and expenses to be incurred in connection with the Acquisition and the financing thereof shall not exceed $28,000,000.

                  (l) Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

                  (m) Other Certifications. The Administrative Agent shall have received the following:

                           (i) a copy of the charter of Holdings, the Borrower and each of the Subsidiary Guarantors and each amendment thereto, certified (as of a date reasonably near the date of the initial extension of credit) as being a true and correct copy thereof by

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         the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Loan Party is organized;

                           (ii) a copy of a certificate of the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Loan Party is organized, dated reasonably near the date of the initial extension of credit, listing the charter of such Loan Party and each amendment thereto on file in such office and, if available, certifying that (A) such amendments are the only amendments to such Person's charter on file in such office, (B) such Person has paid all franchise taxes to the date of such certificate and (C) such Person is duly organized and in good standing under the laws of such jurisdiction;

                           (iii)    an electronic or facsimile written
         confirmation, prepared by, or on behalf of, a filing service acceptable to the Administrative Agent, stating that each Secretary of State or other applicable Governmental Authority of each jurisdiction in which a Loan Party is organized has certified that such Loan Party is duly organized and in good standing under the laws of such jurisdiction on the date of the initial extension of credit; and

                           (iv) a copy of a certificate of the Secretary of State or other applicable Governmental Authority of each state where any Loan Party is required to be qualified as a foreign corporation or entity, other than any state where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, dated reasonably near the date of the initial extension of credit, stating that such Loan Party is duly qualified and in good standing as a foreign corporation or entity in each such jurisdiction and has filed all annual reports required to be filed to the date of such certificate; and an electronic or facsimile written confirmation, prepared by or on behalf of, a filing service acceptable to the Administrative Agent, stating that the Secretary of State or other applicable Governmental Authority of each such jurisdiction on the date of the initial extension of credit has confirmed the due qualification and continued good standing of each such Person as a foreign corporation or entity in each such jurisdiction on or about such date.

                  (n) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

                           (i) the legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Holdings, the Borrower and its Subsidiaries, substantially in the form of Exhibit F-1;

                           (ii) the legal opinion of James Sander, general counsel of the Borrower and its Subsidiaries, substantially in the form of Exhibit F-2;

                           (iii) the legal opinion of Kennedy, Covington, Lobdell & Hickman LLP, as South Carolina local counsel;

                           (iv) the legal opinion of Lewis & Roca LLP, as Arizona local counsel;

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

                           (v) each legal opinion, if any, delivered in connection with the Acquisition Agreement, accompanied by a reliance letter in favor of the Agents and the Lenders; and

                           (vi) the legal opinion of such other special and local counsel as may be required by the Administrative Agent.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                  (o) Pledged Capital Stock; Stock Powers; Acknowledgment and Consent; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement (if such shares are certificated), together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, (ii) an Acknowledgment and Consent, substantially in the form of Annex II to the Guarantee and Collateral Agreement, duly executed by any issuer of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement that is not itself a party to the Guarantee and Collateral Agreement and (iii) each promissory note pledged pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank satisfactory to the Administrative Agent) by the pledgor thereof.

                  (p) Filings, Registrations and Recordings. Each document (including, without limitation, any UCC financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Permitted Liens), shall have been filed, registered or recorded or shall have been delivered to the Administrative Agent in proper form for filing, registration or recordation.

                  (q) Title Insurance. The Administrative Agent shall have received the following:

                           (i) in respect of each Mortgaged Property an extended (to the extent available without surveys) coverage mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (A) be in an amount satisfactory to the Administrative Agent; (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first Lien on, and security interest in, such Mortgaged Property free and clear of all defects and encumbrances, except for Permitted Liens disclosed therein; (D) name the Administrative Agent for the benefit of the Secured Parties as the insured thereunder; (E) be in the form of an extended (to the extent available without surveys) coverage leasehold loan policy - 1970 form B (Amended 10/17/70 and 10/17/84) (or equivalent policies); (F) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request in form and substance acceptable to the Administrative Agent, including, without limitation (to the extent applicable with respect to such Mortgaged Property and available in the jurisdiction in which such Mortgaged Property is located), the following: variable

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         rate endorsement; comprehensive endorsement; zoning (ALTA 3.1 with parking added) endorsement; first loss, last dollar and tie-in endorsement; access coverage (if available without survey); separate tax parcel coverage; contiguity coverage (if available without a survey); usury; doing business; subdivision; environmental protection lien (if reasonably available); CLTA 119.2 and CLTA 119.3 (for leased Real Estate, only);and such other endorsements as the Administrative Agent shall reasonably require in order to provide insurance against specific risks identified by the Administrative Agent in connection with such Mortgaged Property, and (G) be issued by title companies satisfactory to the Administrative Agent. The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid; and

                           (ii) a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (i) above and a copy of all other material documents affecting the Mortgaged Properties to the extent in the Borrower's possession or available from the title companies.

                  (r) Flood Insurance. If requested by the Administrative Agent, the Administrative Agent shall have received (A) a policy of flood insurance that (1) covers any parcel of improved real property that is encumbered by any Mortgage and lies within a Federal Emergency Management Agency flood zone such that a prudent lender would require such insurance, (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the indebtedness secured by such Mortgage or that may be extended to such maturity date and (B) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.

                  (s) Insurance. The Administrative Agent (x) shall be satisfied that (i) with respect to the Borrower's operations after the Closing Date, the Borrower has obtained insurance which meets the requirements set forth in Section 5.3 of the Guarantee and Collateral Agreement and which is otherwise customary in scope and amount for similarly situated businesses, including, without limitation, at least $100,000,000 of product liability insurance (provided that such product liability insurance is not required to insure against ephedra product liability and provided further that the Loan Parties and their Subsidiaries may self insure their inventory and equipment located at the retail store level); provided that such insurance shall not be required to cover ephedra products and (ii) with respect to past operations of GNC, the Administrative Agent shall be satisfied that third party insurance policies that as of the Closing Date but prior to the consummation of the Restructuring or the Acquisition covered certain claims against GNC will continue to do so after the Closing Date and after giving effect to the Restructuring and the Acquisition for occurrences prior to the Closing Date and (y) shall have received insurance certificates satisfying the requirements of Section 5.3 of the Guarantee and Collateral Agreement.

                  (t) Miscellaneous. The Administrative Agent shall have received such other documents, agreements, certificates and information as it shall reasonably request.

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                  5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it hereunder on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

                  (c) Senior Debt. A Responsible Officer of the Borrower shall certify in writing, to the Administrative Agent that the incurrence of Indebtedness represented by the requested extension of credit is permitted under the Senior Subordinated Notes.

                  Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by Holdings and the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.

                        SECTION 6. AFFIRMATIVE COVENANTS

                  Holdings and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding (unless such Letter of Credit has been cash collateralized or otherwise backed by another letter of credit in accordance with Section 10.15(c)) or any Loan or other amount is owing to any Lender, any Agent or any Arranger hereunder, each of Holdings and the Borrower shall and shall cause each of its Subsidiaries to:

                  6.1 Financial Statements. Furnish to each Agent and each
Lender:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated and consolidating balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such year and of Holdings and its consolidated Subsidiaries as at the end of such fiscal year and the related audited consolidated and consolidating statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers or other independent certified public accountants of nationally recognized standing;

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited

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consolidated and consolidating balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such quarter and of Holdings and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

                  (c) when distributed to management, copies of monthly sales and revenue reports and such other reports as may be reasonably requested by the Administrative Agent, in each case as prepared for the management of Holdings or the Borrower on a monthly basis;

all such financial statements set forth in Sections 6.1(a) and (b) to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  6.2 Certificates; Other Information. Furnish to each Agent and each Lender, or, in the case of clause (i), to the relevant Lender:

                  (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate (it being understood that such certificate shall be limited to the items that independent certified public accountants are permitted to cover in such certificates pursuant to their professional standards and customs of the profession);

                  (b) concurrently with the delivery of any financial statements pursuant to Sections 6.1(a) and (b), (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by Holdings, the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, (y) to the extent not previously disclosed to the Administrative Agent in writing, a listing of (A) any store openings or closings since the last such certificate (or, since the Closing Date, in the case of the first such certificate delivered after the Closing Date) delivered and any new warehouse or distribution locations within the United States or otherwise where any Loan Party keeps material inventory or equipment and of (B) any registered Intellectual Property acquired, created or developed by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date) and (z) any UCC financing statements or other filings specified in such Compliance Certificate as being required to be delivered therewith;

                  (c) as soon as available, and in any event no later than 60 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions at the time made (it being understood that the Projections are based upon good faith estimates and assumptions believed by management of Holdings and the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount);

                  (d) within 45 days after the end of each of the first three fiscal quarters of the Borrower in each fiscal year, or within 90 days after the fourth fiscal quarter of the Borrower in each fiscal year, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

                  (e) no later than 5 Business Days prior to the effectiveness thereof or such later date as may be reasonably agreed to by the Administrative Agent, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Senior Subordinated Note Indenture or the Acquisition Agreement, or the governing documents of any Loan Party;

                  (f) within five days after the same are sent, copies of all financial statements and reports that Holdings or the Borrower or any of its Subsidiaries sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that Holdings or the Borrower or any of its Subsidiaries may make to, or file with, the SEC;

                  (g) as soon as possible and in any event within five days of obtaining knowledge thereof: any notice that any Governmental Authority may deny any application for an Environmental Permit sought by, or revoke or refuse to renew any Environmental Permit or any other material Permit held by, the Borrower or condition approval of any such material Permit on terms and conditions that are materially burdensome to Holdings, the Borrower or any of its Subsidiaries, or to the operation of any of its businesses (both before and after giving effect to the Acquisition) or any property owned, leased or otherwise operated by such Person;

                  (h)      on the date of the occurrence thereof, notice that
(i) any or all of the obligations under the Senior Subordinated Note Indenture have been accelerated, or (ii) the trustee or the required holders of Senior Subordinated Notes has given notice that any or all such obligations are to be accelerated; and

                  (i) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                  6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material tax, license, lease and accounts payable obligations, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Holdings, the Borrower or its Subsidiaries, as the case may be.

                  6.4 Conduct of Business and Maintenance of Existence, etc(a) . (a) (i) Preserve, renew and keep in full force and effect its corporate or other existence and (ii) take all reasonable action to maintain all rights, privileges, franchises, Permits and licenses necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by
Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) to the extent not in conflict with this Agreement or the other Loan Documents, comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  6.5 Maintenance of Property; Insurance(a) . (a) Keep all material Property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) (i) maintain with financially sound and reputable insurance companies insurance (or, with respect to inventory and equipment at the retail store level, a program of self-insurance) on all its Property meeting the requirements of Section 5.3 of the Guarantee and Collateral Agreement and in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business, including, without limitation, $100,000,000 of product liability insurance, to the extent available on commercially reasonable terms; provided that such insurance shall not be required to cover ephedra products or other products for which insurance is not available or is not available on commercially reasonable terms (it being understood that commercially reasonable terms shall mean a cost not to exceed $20,000,000 per year) and (ii) with respect to operations of GNC prior to the Closing Date, ensure that third party insurance policies that, as of the Closing Date but prior to the Restructuring or the Acquisition covered certain claims against GNC will continue to do so after the Closing Date and after giving effect to the Restructuring and the Acquisition.

                  6.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender, upon reasonable prior notice, to visit and inspect any of its properties and examine and, at the Borrower's expense, make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of Holdings, the Borrower and its Subsidiaries with officers and employees of Holdings, the Borrower and its Subsidiaries and with their respective independent certified public accountants. Notwithstanding the foregoing, so long as no Default or Event of Default has occurred and is continuing, such visits, inspections and examinations of the Lenders (but not the Administrative Agent) shall be limited to two per fiscal year plus any additional visits in connection with Lender meetings.

                  6.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

                  (a)      the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default (or alleged default) under any Contractual Obligation of Holdings, the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between Holdings, the Borrower or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if reasonably likely to be adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting Holdings, the Borrower or any of its Subsidiaries in which the amount involved is $5,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

                  (d) the following events, as soon as possible and in any event within 30 days after Holdings or the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan;

                  (e) any notice of default given to Holdings, the Borrower or any of its Subsidiaries from a landlord in connection with any leased property where inventory of the Borrower or its Subsidiaries is located, if such notice relates to a payment default under the applicable leases and the aggregate amount of all payment defaults claimed under such notices exceeds $10,000,000 at any one time outstanding; and

                  (f) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Holdings, the Borrower or the relevant Subsidiary proposes to take with respect thereto.

                  6.8 Environmental Laws. (a) Comply in all respects with, and ensure compliance in all respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and Environmental Permits, and obtain, maintain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain, maintain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent the failure to so obtain, maintain or comply could not reasonably be expected to have a Material Adverse Effect.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except, in each case, to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  6.9 Interest Rate Protection. In the case of the Borrower, within 120 days after the Closing Date enter into Hedge Agreements to the extent necessary to provide that at least 40% of the aggregate principal amount of the Senior Subordinated Notes and the Term Loans is subject to either a fixed interest rate or interest rate protection for a period of not less than three years, which Hedge Agreements shall have terms and conditions reasonably satisfactory to the Administrative Agent.

                  6.10 Additional Collateral, etc. (a) With respect to any Property acquired, created or developed (including, without limitation, the filing of any applications for the registration or issuance of any Intellectual Property) after the Closing Date by Holdings, the Borrower or any of its Subsidiaries (other than (i) Property acquired by a non-Guarantor Immaterial Subsidiary to the extent, after giving effect to such acquisition, such Subsidiary still qualifies as an Immaterial Subsidiary, (ii) any leasehold estate in a retail store, (iii) any Property described in paragraph (b) or paragraph (c) of this Section (without regard to the value threshold set forth therein), (iv) any Property subject to a Lien expressly permitted by Section 7.3(g), (v) Property acquired by an Excluded Foreign Subsidiary or that portion of the Capital Stock of such Excluded Foreign Subsidiary excluded from the Collateral pursuant to the terms of the Guarantee and Collateral Agreement and
(vi) Property consisting of deposit accounts which are not required by the terms of the Guarantee and Collateral Agreement to be subject to control agreements) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (x) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such Property and (y) take all actions reasonably necessary to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such Property, including without limitation, the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

                  (b) With respect to any fee interest (or leasehold interest, to the extent such leasehold is created under a triple net ground lease or similar arrangement) in any real property having a value (together with improvements thereof) of at least $2,000,000 acquired after the Closing Date and which is not primarily used as a retail store location (other than any such real property owned or leased by an Excluded Foreign Subsidiary), promptly (i) execute and deliver a first priority Mortgage in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended (to the extent available without surveys) coverage insurance, complying with the provisions of Section 5.1(q), covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as, if reasonably requested by the Administrative Agent, a current ALTA survey (in form and substance reasonably satisfactory to the Administrative Agent) and (y) any consents or estoppels reasonably deemed necessary by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (c) With respect to (x) any new Subsidiary (other than an Excluded Foreign Subsidiary or a non-Guarantor Immaterial Subsidiary) created or acquired after the Closing Date (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary or non-Guarantor Immaterial Subsidiary), by Holdings, the Borrower or any of its Subsidiaries or (y) any of the Non-Surviving Subsidiaries not liquidated by merger with and into the Borrower on the Closing Date as contemplated by the recitals hereto, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by Holdings, the Borrower or any of its Subsidiaries or such Non-Surviving Subsidiary, as the case may be, (ii) deliver to the Administrative Agent the certificates, if any, representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of Holdings, the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary or such Non-Surviving Subsidiary, as the case may be (A) to become a party to the Guarantee and Collateral Agreement and (B) to take such actions necessary to grant to the Administrative Agent for the benefit of the Secured Parties a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such Subsidiary, including, without limitation, the recording of instruments in the United States Patent and Trademark Office and the United States Copyright Offices, the execution and delivery by all necessary persons of control agreements, and the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by Holdings, the Borrower or any of its Subsidiaries (other than any Excluded Foreign Subsidiaries), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary in order to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by Holdings, the Borrower or any of its Subsidiaries (other than any Excluded Foreign Subsidiaries), (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Excluded Foreign Subsidiary be required to be so pledged),
(ii) deliver to the Administrative Agent the certificates, if any, representing such

Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of Holdings, the Borrower or such Subsidiary, as the case may be, and take such other action as may be necessary to perfect the Lien of the Administrative Agent thereon, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (e)      Notwithstanding anything to the contrary in this
Section 6.10, paragraphs (a), (b), (c) and (d) of this Section 6.10 shall not apply to any Property, new Subsidiary or new Excluded Foreign Subsidiary created or acquired after the Closing Date, as applicable, (i) as to which the Administrative Agent has determined in its reasonable discretion that the collateral value thereof is insufficient to justify the difficulty, time and/or expense of obtaining a perfected security interest therein or (ii) with respect to leases of real property described in paragraph (b) of this Section 6.10, as to which the consent of the landlord is required to grant a security interest to the Administrative Agent and the Borrower has not been able to obtain such consent after having used commercially reasonably efforts to do so.

                  6.11 Use of Proceeds. Use the proceeds of the Loans only for the purposes specified in Section 4.16.

                  6.12 ERISA Documents. The Borrower will cause to be delivered to the Administrative Agent, promptly upon the Administrative Agent's request, any or all of the following: (i) a copy of each Plan sponsored by the Borrower or any Subsidiary thereof (or, where any such Plan is not in writing, a complete description thereof) and, if applicable, related trust agreements or other funding instruments and all amendments thereto; (ii) the most recent determination letter issued by the Internal Revenue Service with respect to each Plan sponsored by the Borrower or any Subsidiary thereof; (iii) for the three most recent plan years preceding the Administrative Agent's request, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Plan sponsored by the Borrower or any Subsidiary thereof; (iv) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by the Borrower or any Commonly Controlled Entity to each such Plan and copies of the collective bargaining agreements requiring such contributions; (v) any information that has been provided in writing to the Borrower or any Commonly Controlled Entity regarding withdrawal liability under any Multiemployer Plan within the 12 months immediately preceding any such request by the Administrative Agent; provided that the Borrower shall use its reasonable best efforts to ensure that it is provided with such withdrawal liability information at least once per year; (vi) the aggregate amount of payments made under any employee welfare benefit plan (as defined in Section 3(1) of ERISA) to any retired employees of the Borrower or any of its Subsidiaries (or any dependents thereof) during the most recently completed fiscal year; and (vii) documents reflecting any agreements between the PBGC and the Borrower or any Commonly Controlled Entity with respect to any Plan.

                  6.13 Further Assurances. (a) From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other property or assets hereafter acquired by Holdings, the Borrower or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from the Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

                  (b) Preserve and protect the Lien status of each respective Mortgage and, if any Lien (other than unrecorded Liens permitted under Section 7.3 that arise by operation of law and other Liens permitted under
Section 7.3(f)) is asserted against a Mortgaged Property, promptly and at its expense, give the Administrative Agent a detailed written notice of such Lien and pay the underlying claim in full or take such other action so as to cause it to be released or bonded over in a manner satisfactory to the Administrative Agent.

                  6.14 Post Closing Obligations. Comply with all of the obligations set forth in Schedule 6.14.

                         SECTION 7. NEGATIVE COVENANTS

                  Holdings and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding (unless such Letter of Credit has been cash collateralized or backed with another letter of credit in accordance with Section 10.15(c)) or any Loan or other amount is owing to any Lender, any Agent or any Arranger hereunder, each of Holdings and the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                       7.1 Financial Condition Covenants.

                  (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with the last day of any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                                            Consolidated
Fiscal Quarter                             Leverage Ratio
--------------                             --------------
FQ1 2004                                     4.70:1.00
FQ2 2004                                     4.70:1.00
FQ3 2004                                     4.70:1.00
FQ4 2004                                     4.70:1.00
FQ1 2005                                     4.45:1.00
FQ2 2005                                     4.45:1.00
FQ3 2005                                     4.25:1.00
FQ4 2005                                     4.25:1.00

                                            Consolidated
Fiscal Quarter                             Leverage Ratio
--------------                             --------------
FQ1 2006                                     4.00:1.00
FQ2 2006                                     4.00:1.00
FQ3 2006                                     3.75:1.00
FQ4 2006                                     3.75:1.00
FQ1 2007                                     3.50:1.00
FQ2 2007                                     3.50:1.00
FQ3 2007                                     3.50:1.00
FQ4 2007                                     3.25:1.00
FQ1 2008                                     3.25:1.00
FQ2 2008, and thereafter                     3.00:1.00

                  (b) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with the last day of any fiscal quarter commencing with the fiscal quarter ending March 31, 2004 to be less than 1.25:1.00.

                  7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of any Loan Party pursuant to any Loan Document;

                  (b) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary Guarantor to the Borrower or any other Subsidiary;

                  (c) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $15,000,000 at any one time outstanding;

                  (d) Indebtedness (other than the Indebtedness referred to in Section 7.2(f)) outstanding on the date hereof and listed on Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof);

                  (e) Guarantee Obligations made in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of the Borrower or any Wholly Owned Subsidiary Guarantor;

                  (f) (i) Indebtedness of the Borrower in respect of the Senior Subordinated Notes in an aggregate principal amount not to exceed $215,000,000 and any Indebtedness that refinances the Senior Subordinated Notes (including pursuant to a defeasance, discharge or redemption mechanism); provided that (x) such Indebtedness does not increase the principal amount thereof (other than by the amount of call premiums or accrued and unpaid interest payable on the Senior Subordinated Notes in connection with such refinancing and fees in connection therewith), (y) such indebtedness is issued on customary market terms and conditions

(including subordination terms) reasonably satisfactory to the Administrative Agent and (z) no Default or Event of Default exists and is continuing at the time of issuance thereof; and (ii) Guarantee Obligations of any Subsidiary Guarantor in respect of such Indebtedness; provided that such Guarantee Obligations are subordinated to the obligations of such Subsidiary Guarantor under the Guarantee and Collateral Agreement to the same extent as the obligations of the Borrower in respect of the Senior Subordinated Notes are subordinated to the Obligations or any notes issued pursuant to a refinancing permitted pursuant to clause (i) of this Section 7.2(f);

                  (g) (i) Indebtedness of the Borrower or any Subsidiary acquired pursuant to, or assumed in connection with, any Permitted Acquisition under Sections 7.8(i); provided that such Indebtedness was not incurred (x) to provide all or a portion of the funds utilized to consummate the transaction or series of related transactions constituting such Permitted Acquisition or (y) otherwise in connection with, or in contemplation of, such Permitted Acquisition; and provided, further, that the aggregate amount of such Indebtedness shall not exceed $15,000,000 at any time outstanding; and (ii) any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof and on terms no less favorable to the Borrower or the applicable Subsidiary);

                  (h) Indebtedness of Excluded Foreign Subsidiaries; provided that the aggregate amount of such Indebtedness shall not exceed $20,000,000;

                  (i) Unsecured subordinated Indebtedness of the Borrower in an aggregate amount not exceeding $150,000,000 at any one time outstanding and the unsecured guarantee by any Guarantor hereunder of the Borrower's obligations thereunder; provided that (i) the proceeds thereof are used either
(x) to repay the Obligations hereunder or (y) to consummate Permitted Acquisitions and (ii) (w) no part of the principal part of such Indebtedness shall have a maturity date earlier than the final maturity of the Loans hereunder, (x) after giving effect to the incurrence of any such Indebtedness (and any substantially concurrent repayment of Obligations or consummation of a Permitted Acquisition) on a pro forma basis, as if such incurrence of Indebtedness (and any substantially concurrent repayment of Obligations or consummation of a Permitted Acquisition) had occurred on the first day of the twelve month period ending on the last day of the Borrower's then most recently completed fiscal quarter for which financial statements are available, the Borrower and its Subsidiaries would have been in compliance with all the financial covenants set forth in Section 7.1 and the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower to such effect setting forth in reasonable detail the computations necessary to determine such compliance, (y) at the time of the incurrence of such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or be continuing and (z) the documentation governing such Indebtedness contains customary market terms (including subordination terms reasonably acceptable to the Administrative Agent);

                  (j) to the extent constituting Indebtedness, customary overdraft and similar protections in connection with deposit accounts in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its incurrence;

                  (k) to the extent constituting Indebtedness of the Borrower or Holdings, customary indemnification, deferred purchase price adjustments, earn-outs or similar obligations,

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in each case, incurred or assumed in connection with the acquisition of any business or assets permitted to be acquired hereunder provided that the maximum aggregate liability in respect of all such Indebtedness permitted by this clause
(k) shall not exceed 30% of the aggregate purchase price for such acquisitions;

                  (l) Indebtedness of an Excluded Foreign Subsidiary which would be permitted as an Investment pursuant to Sections 7.8(m) and (n);

                  (m) Indebtedness issued to insurance companies to finance insurance premiums payable to such insurance companies in connection with insurance policies purchased by a Loan Party in the ordinary course of business in an aggregate amount not to exceed $10,000,000; and

                  (n) additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $15,000,000 at any one time outstanding.

                  7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) (i) carriers', warehousemen's, landlord's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 45 days or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained in the books of the applicable Loan Party, in conformity with GAAP and (ii) Liens of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (d) deposits by or on behalf of the Borrower or any of its Subsidiaries to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, so long as the aggregate amount of deposits at any one time securing appeal bonds does not exceed $10,000,000;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries taken as a whole;

                  (f) Liens in existence on the date hereof and either (i) listed on Schedule 7.3(f) securing Indebtedness permitted by Section 7.2(d) or
(ii) disclosed on any title

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insurance policies obtained in connection with the Mortgages, and replacement
Liens on the same assets securing permitted refinancings thereof provided that no such Lien is spread to cover any additional Property (other than proceeds thereof) after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

                  (g) Liens securing Indebtedness of the Borrower or any of its Subsidiaries incurred pursuant to Section 7.2(c) to finance the acquisition of fixed or capital assets or the refinancing thereof, provided that (i) such Liens shall be created within 90 days of the acquisition or refinancing of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness when such Indebtedness was originally incurred, and the proceeds of such Property, (iii) the amount of Indebtedness secured thereby is not increased (in the case of a refinancing) and (iv) the principal amount of Indebtedness initially secured thereby is not more than 100% of the purchase price of such fixed or capital asset;

                  (h)      Liens created pursuant to the Security Documents;

                  (i) any interest or title of a lessor or sublessor under any lease or sublease entered into by the Borrower or any Subsidiary in the ordinary course of its business and covering only the assets so leased or subleased and any Liens on such lessor's or sublessor's interest or title;

                  (j) Liens in connection with attachments or judgments in circumstances not constituting an Event of Default under Section 8(h);

                  (k) Liens on the property or assets of a Person which becomes a Subsidiary of the Borrower after the date hereof, or is acquired by such Person after the date hereof, securing Indebtedness permitted by Section 7.2(g); provided that (i) such Liens existed at the time such Person became a Subsidiary of the Borrower, (ii) such Liens were not granted in connection with or in contemplation of the applicable Permitted Acquisition and (iii) the amount of Indebtedness secured thereby is not increased and such Liens are not expanded to cover additional Property (other than proceeds therof);

                  (l) Liens on the assets of any Excluded Foreign Subsidiary (other than intercompany notes payable to a Loan Party) which secure Indebtedness permitted pursuant to Section 7.2(h);

                  (m) Liens consistent with those arising by operation of law consisting of customary and ordinary course rights of setoff upon deposits of cash in favor of banks or other depository institutions in the ordinary course of business;

                  (n) Liens on unearned premiums in respect of insurance policies securing insurance premium financing permitted under Section 7.2(m);

                  (o) Liens on cash proceeds of refinancing Indebtedness permitted under Section 7.2(f) in favor of the holders of the Senior Subordinated Notes or such refinancing Indebtedness to the extent such Lien is required by the terms of the documentation governing

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such refinancing Indebtedness or the Senior Subordinated Note Documentation in
connection with a defeasance, redemption or other repayment of the Senior Subordinated Notes; and

                  (p) Liens not otherwise permitted by this Section 7.3 so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined, in the case of each such Lien, as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) $10,000,000 at any one time.

                  7.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:

                  (a) any Solvent Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (provided that (i) such Subsidiary Guarantor shall be the continuing or surviving corporation or (ii) simultaneously with such transaction, the continuing or surviving corporation shall become a Subsidiary Guarantor and the Borrower shall comply with Section 6.10 in connection therewith);

                  (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (i) (upon voluntary liquidation, windup, dissolution or otherwise) to the Borrower or any Wholly Owned Subsidiary Guarantor or (ii) pursuant to a Disposition permitted by Section 7.5;

                  (c) any Excluded Foreign Subsidiary may (i) be merged or consolidated with or into any other Excluded Foreign Subsidiary, or (ii) Dispose of any or all of its assets to (upon voluntary liquidation, windup, dissolution or otherwise) any other Excluded Foreign Subsidiary;

                  (d) a Foreign Subsidiary may merge with another Foreign Subsidiary, incorporated or organized for the purpose of reincorporating or reorganizing such Foreign Subsidiary in another jurisdiction to realize tax or other benefits; provided that the Borrower notifies the Administrative Agent at least 30 days (or such shorter period as is acceptable to the Administrative Agent) prior to such merger and takes all actions necessary to maintain the Administrative Agent's Liens on the Collateral; and

                  (e) any Permitted Acquisition made by the Borrower or a Subsidiary Guarantor may be structured as a merger, consolidation or amalgamation; provided that the surviving legal entity of such merger, consolidation or amalgamation is the Borrower or such Subsidiary Guarantor.

                  7.5 Limitation on Disposition of Property. Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary of Holdings, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

                  (a) the Disposition of obsolete or worn out property in the ordinary course of business;

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                  (b)      the sale of inventory in the ordinary course of
business;

                  (c)      Dispositions permitted by Section 7.4(b)(i) and
7.4(c)(ii);

                  (d) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Wholly Owned Subsidiary Guarantor or the sale or issuance of any Excluded Foreign Subsidiary's Capital Stock to another Excluded Foreign Subsidiary, provided that any Guarantor's ownership interest therein is not diluted;

                  (e) (i) the closure and Disposition of retail stores in the ordinary course of business and (ii) the Disposition, other than pursuant to
Section 7.5(h), of stores to franchisees having a fair market value not to exceed $7,500,000 in the aggregate for any fiscal year of the Borrower;

                  (f) the Disposition of cash or Cash Equivalents in the ordinary course of business;

                  (g) the license or sub-license of Intellectual Property in the ordinary course of business;

                  (h) the closure and Disposition of 117 stores in connection with the Acquisition as contemplated by the Acquisition Agreement;

                  (i) a Disposition consisting of a sublease of real property which is permitted by Section 7.3(i);

                  (j) the Disposition of surplus or other property no longer used or useful in the business of the Borrower and its Subsidiaries in the ordinary course of business;

                  (k) the Disposition of other assets having a fair market value not to exceed $20,000,000 in the aggregate for any fiscal year of the Borrower; and

                  (l)      any Recovery Event.

                  7.6 Limitation on Restricted Payments. Declare or pay any dividend on (other than dividends payable solely in common stock of the Person making the dividend so long as the ownership interest of any Guarantor in such Person is not diluted), or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of Holdings, the Borrower or any of its Subsidiaries, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Holdings, the Borrower or any of its Subsidiaries (collectively, "Restricted Payments"), except that:

                  (a) any Subsidiary may make Restricted Payments to the Borrower or any Subsidiary Guarantor;

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

                  (b) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may pay dividends to Holdings to permit Holdings to (i) purchase Holdings' common stock or common stock options from present or former officers or employees of Holdings, the Borrower or any Subsidiary upon the death, disability or termination of employment of such officer or employee, provided, that the aggregate amount of payments under this clause (i) subsequent to the date hereof (net of any proceeds received by Holdings and contributed to the Borrower subsequent to the date hereof in connection with resales of any common stock or common stock options so purchased) shall not exceed $5,000,000 and (ii) pay management fees and other fees and reasonable expenses to the Sponsor and its Control Investment Affiliates permitted by Section 7.10;

                  (c) the Borrower may pay dividends to Holdings to permit Holdings to (i) pay corporate overhead expenses (including, without limitation, directors' fees and expenses) incurred in the ordinary course of business not to exceed $500,000 in any fiscal year and (ii) pay any taxes which are due and payable by Holdings as the parent of a consolidated, combined, unitary or other similar group that includes the Borrower; provided, that (x) the amount of such dividends shall not exceed the lesser of (i) the amount of the relevant tax (including any penalties and interest) that the Borrower would owe if the Borrower and its Subsidiaries were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of the Borrower and such Subsidiaries from other taxable years (as reduced by the use of such carryovers and carrybacks by the group of which Holdings is a member) and (ii) the amount of the relevant tax, taking into account any allowed tax credits, that Holdings actually owes to the appropriate taxing authority and (y) such dividends pursuant to this Section 7.6(c) are used by Holdings for such purpose within 30 days of the receipt of such dividends;

                  (d) the Borrower may pay cash dividends to Holdings to permit Holdings to pay cash dividends, and Holdings shall be permitted to pay such dividends to the holders of Holding's Capital Stock, in each case so long as (x) no Default or Event of Default shall have occurred and be continuing, (y) both prior to and immediately after giving effect to such dividend (i) the Consolidated Secured Leverage Ratio of the Borrower and its Subsidiaries is less than 1.50:1.00 and (ii) the Consolidated Fixed Charge Coverage Ratio of the Borrower and its Subsidiaries is greater than 1.25:1.00 (in each case, based on the most recent twelve month period for which financial statements are available) and (z) as of the date of such cash dividend, the aggregate amount of all Restricted Payments made pursuant to this Section 7.6(d) through such date, pro forma to include such cash dividend, does not exceed 50% of the aggregate amount of Consolidated Net Income of the Borrower and its Subsidiaries from January 1, 2004 through such date;

                  (e) any non-Wholly Owned Subsidiary of the Borrower may declare and pay cash dividends to its equity holders generally so long as the Borrower or its respective Subsidiary which owns the equity interests in the Subsidiary paying such dividends receives at least its proportionate share thereof (based upon the relative holding of the equity interests in the Subsidiary paying such dividends);

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                  (f)      Holdings may make additional Restricted Payments with
Available Cash to the extent such cash has not been used to make Investments pursuant to Sections 7.8(i), (l), (m) or (p), Capital Expenditures pursuant to
Section 7.7(c) or make Restricted Payments pursuant to Section 7.6(d), or to pay, prepay, repurchase, redeem or defease the Senior Subordinated Notes pursuant to Section 7.9(a);

                  (g) any non-Guarantor Wholly Owned Subsidiary of the Borrower may declare and pay cash dividends to any Subsidiary of the Borrower which owns the equity interests in such non-Guarantor Subsidiary;

                  (h) Holdings may pay cash dividends to the holders of its Capital Stock in an amount equal to the fees and expenses payable by the Initial Investors in connection with the issuance of the Preferred Stock or the resale following the Closing Date of the Preferred Stock issued to the Initial Investors on or about the Closing Date and, to the extent that the proceeds from such issuance or resale of such Preferred Stock are less than the sum of such fees and expenses plus the cumulative value of the Preferred Stock, the Borrower may pay cash dividends to Holdings in an amount equal to the difference between such sum and the amount of such proceeds; and

                  (i) Holdings may make Restricted Payments to its equity holders in the form of Capital Stock of Holdings.

                  7.7 Limitation on Capital Expenditures. Make or commit to make any Capital Expenditure, except (a) Capital Expenditures (excluding Capital Expenditures referred to in clauses (b) and (c) of this Section 7.7) of the Borrower and its Subsidiaries in the ordinary course of business not exceeding $45,000,000 per fiscal year; provided, that (i) up to 50% of any such amount referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (ii) Capital Expenditures made pursuant to this clause (a) during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and second, in respect of amounts carried over from the prior fiscal year pursuant to subclause (i) above, (b) Capital Expenditures made with the proceeds of any Reinvestment Deferred Amount and (c) Capital Expenditures made with Available Cash to the extent such Available Cash has not been used to make Investments pursuant to Sections 7.8(i), (l), (m) or
(p) or Restricted Payments pursuant to Sections 7.6(d) or (f), or to pay, prepay, repurchase, redeem or defease the Senior Subordinated Notes pursuant to
Section 7.9(a).

                  7.8 Limitation on Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, "Investments"), except:

                  (a) extensions of trade credit or the holding of receivables in the ordinary course of business;

                  (b)      investments in Cash Equivalents;

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                  (c)      Investments arising in connection with the incurrence
of Indebtedness permitted by Section 7.2(b), (e) and (g);

                  (d) loans and advances to employees of Holdings, the Borrower or any Subsidiaries of the Borrower in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for Holdings, the Borrower and Subsidiaries of the Borrower not to exceed $2,000,000 at any one time outstanding;

                  (e)      the Acquisition;

                  (f) Investments in assets useful in the Borrower's or the applicable Subsidiary Guarantor's business made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

                  (g) Investments (other than those relating to the incurrence of Indebtedness permitted by Section 7.8(c)) by Holdings, the Borrower or any of its Subsidiaries in the Borrower or any Person that, prior to such Investment, is a Subsidiary Guarantor;

                  (h) Investments consisting of notes payable by franchisees to the Borrower or any Subsidiary Guarantor in an amount not to exceed $75,000,000 in aggregate principal amount (including amounts outstanding as of the Closing Date) at any one time outstanding;

                  (i) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any Subsidiary Guarantors constituting acquisitions of franchisees, franchisee store locations or other Persons in the same or similar line of business as the Borrower or its Subsidiaries ("Permitted Acquisitions"); provided that

                           (i) immediately prior to and after giving effect to any such Permitted Acquisition, (x) no Default or Event of Default shall have occurred and be continuing and (y) the Borrower shall be in pro forma compliance with the financial covenants set forth in Section
         7.1 and the Borrower shall have certified each of the same to the Administrative Agent in writing;

                           (ii) if such Permitted Acquisition is structured as a stock acquisition, or a merger or consolidation, then either (A) the Person so acquired becomes a Wholly Owned Subsidiary or (B) such Person is merged with and into either the Borrower or a Wholly Owned Subsidiary of the Borrower (with the Borrower or such Subsidiary being the surviving corporation in such merger);

                           (iii) all of the provisions of Section 6.10 have been or will be complied with in respect of such Permitted Acquisition; and

                           (iv) (A) any cash consideration shall not exceed $10,000,000 in the aggregate in any fiscal year plus up to $75,000,000 received as the proceeds from Indebtedness permitted under Section 7.2(i), in the aggregate in any fiscal year plus Available Cash to the extent such cash has not been used to make Investments pursuant to Sections 7.8(l), (m) or (p), Restricted Payments pursuant to Sections 7.6(d) or (f) or

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

         Capital Expenditures pursuant to Section 7.7(c) and (B) Holdings may also consummate such Permitted Acquisition in exchange for or with Capital Stock of Holdings;

                  (j) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, franchisees, customers and suppliers;

                  (k) any Loan Party may make Investments consisting of loans to employees, officers and directors of the Loan Parties not to exceed $5,000,000, net of recoveries and distributions received in cash thereon by any Loan Party, at any time outstanding;

                  (l) Investments by the Borrower or any of its Subsidiaries in joint ventures with any Available Cash which has not been used to make Restricted Payments pursuant to Sections 7.6(d) or (f), Capital Expenditures pursuant to 7.7(c) or Investments pursuant to Sections 7.8(i), (m) or (p), or to pay, prepay, repurchase, redeem or defease the Senior Subordinated Notes pursuant to Section 7.9(a);

                  (m) intercompany Investments by the Borrower or any of its Subsidiaries in any Person, that, prior to such Investment, is an Excluded Foreign Subsidiary not to exceed $10,000,000 at any one time outstanding net of recoveries and distributions thereon received in cash by any Loan Party, plus the amount of any Available Cash which has not been used to make Restricted Payments pursuant to Sections 7.6(d) or (f), Capital Expenditures pursuant to
Section 7.7(c) or Investments pursuant to Sections 7.8(i), (l) or (p), or to pay, prepay, repurchase, redeem or defease the Senior Subordinated Notes pursuant to Section 7.9(a);

                  (n) intercompany Investments among Excluded Foreign Subsidiaries;

                  (o) Investments consisting of promissory notes and other deferred payment obligations delivered as the purchase consideration for a Disposition permitted by Section 7.5, so long as such notes and deferred payment obligations (i) comprise less than 25% of the aggregate purchase consideration for such Disposition and (ii) do not exceed $10,000,000 in the aggregate, net of recoveries and distributions thereon received in cash by any Loan Party, at any time outstanding;

                  (p) additional Investments (other than Permitted Acquisitions) made (i) with any Available Cash which has not been used to make Restricted Payments pursuant to Sections 7.6(d) or (f), Capital Expenditures pursuant to Section 7.7(c) or Investments pursuant to Sections 7.8(i), (l) or
(m), or to pay, prepay, repurchase, redeem or defease the Senior Subordinated Notes pursuant to Section 7.9(a) or (ii) in exchange for or with Capital Stock of Holdings; and

                  (q) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (initially valued at cost) not to exceed $10,000,000 net of recoveries and distributions thereon received in cash by any Loan Party during the term of this Agreement.

                  7.9 Limitation on Optional Payments and Modifications of Debt Instruments, etc(a) . (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease, the Senior Subordinated Notes or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance (other

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than, in each case, (i) by a refinancing permitted by Section 7.2(f) or (ii)
with Available Cash which has not been used to make Restricted Payments pursuant to Sections 7.6(d) or (f), Capital Expenditures pursuant to Section 7.7(c) or Investments pursuant to Sections 7.8(i), (l), (m) or (p)), or enter into any derivative or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a "Derivatives Counterparty") obligating Holdings, the Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of the Senior Subordinated Notes, (b) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Subordinated Notes (other than any such amendment, modification, waiver or other change which (x)(i) would extend the maturity or reduce the amount of any payment of principal thereof, reduce the rate or extend the date for payment of interest thereon or relax any covenant or other restriction applicable to Holdings, the Borrower or any of its Subsidiaries or (ii) does not otherwise adversely affect the Lenders and (y) does not involve the payment of a consent fee, other than a consent fee not to exceed 2.0% of the principal amount of Senior Subordinated Notes held by consenting holders in connection with consents solicited in connection with the prepayment of such Senior Subordinated Notes), (c) designate any Indebtedness (other than the Obligations) as "Designated Senior Indebtedness" for the purposes of the Senior Subordinated
Note Indenture or (d) amend its certificate of incorporation, by-laws or other governing documents in any manner determined by the Administrative Agent to be adverse to the Lenders.

                  7.10 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than Holdings, the Borrower or any Subsidiary Guarantor) unless (1) such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of Holdings, the Borrower or such Subsidiary, as the case may be, and (c) upon fair and reasonable terms no less favorable to Holdings, the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate or (2) such transaction is with a non-Guarantor Subsidiary and is otherwise permitted under this agreement and in the ordinary course of business of Holdings, the Borrower or such Subsidiary, as the case may be. Notwithstanding the foregoing, the Borrower and its Subsidiaries may (a) pay to the Sponsor and its Control Investment Affiliates the management fees pursuant to the Management Agreement approved by the board of directors of the Borrower in an aggregate amount not to exceed $1,500,000 in any fiscal year of the Borrower and (b) enter into and consummate the transactions listed on Schedule 7.10.

                  7.11 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by Holdings, the Borrower or any of its Subsidiaries of real or personal property which has been or is to be sold or transferred by Holdings, the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Holdings, the Borrower or such Subsidiary.

                  7.12 Limitation on Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters.

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                  7.13     Limitation on Negative Pledge Clauses. Enter into or
suffer to exist or become effective any agreement that prohibits or limits the ability of Holdings, the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any guarantor, its obligations under the Guarantee and Collateral Agreement, other than (a) this Agreement and the other Loan Documents, (b) the Senior Subordinated Note Indenture and any agreements governing Indebtedness permitted by Sections 7.2(f) and (i), to the extent such agreements are no more restrictive than the Senior Subordinated Note Indenture, (c) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (d) any agreements governing Indebtedness of any Excluded Foreign Subsidiary permitted by Section 7.2(h) (in which case, any such prohibition or limitation shall only be effective against the assets of such Excluded Foreign Subsidiary and its Subsidiaries), (e) any agreements governing Indebtedness permitted by Section 7.2(g) (in which case any such prohibition shall only be effective against the assets permitted to be subject to Liens permitted by Section 7.3(k)), (f) customary provisions in joint venture agreements and similar agreements that restrict transfer of assets of, or equity interests in, joint ventures, (g) licenses or sublicenses by the Borrower and its Subsidiaries of Intellectual Property in the ordinary course of business (in which case any prohibition or limitation shall only be effective against the Intellectual Property subject thereto), (h) prohibitions and limitations in effect on the date hereof and listed on Schedule 7.13(h) and (i) provisions in leases that restrict the transfer of such lease by the lessee.

                  7.14 Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay or subordinate any Indebtedness owed to, Holdings, the Borrower or any other Subsidiary, (b) make Investments in the Borrower or any other Subsidiary or (c) transfer any of its assets to the Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions existing under the Senior Subordinated Note Indenture and any agreements governing Indebtedness permitted by Sections 7.2(f) and (i), to the extent such restrictions are no more restrictive than those in the Senior Subordinated Note Indenture, (iii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (iv) customary net worth provisions contained in real property leases entered into by any Loan Party so long as such net worth provisions could not reasonably be expected to impair materially the ability of the Loan Parties to meet their ongoing obligations under this Agreement or any of the other Loan Documents, (v) any restriction with respect to Excluded Foreign Subsidiaries in connection with Indebtedness permitted by Section 7.2(h) and (vi) with respect to clause (c) only, (i) agreements described in clauses (c)-(i) of Section 7.13, to the extent set forth in such clauses and (ii) restrictions with respect to the transfer of any asset contained in an agreement that has been entered into in connection with the disposition of such asset permitted hereunder.

                  7.15 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its

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Subsidiaries are engaged on the date of this Agreement (after giving affect to the Acquisition) or that are reasonably related thereto.

                  7.16 Limitation on Amendments to Acquisition Documentation(a). (a) Amend, supplement or otherwise modify (whether pursuant to a waiver granted by or to such Person or otherwise) or fail to enforce strictly the terms and conditions of the indemnities and licenses furnished to the Borrower or any of its Subsidiaries pursuant to the Acquisition Documentation such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Loan Parties or the Lenders with respect thereto or (b) otherwise amend, supplement or otherwise modify or fail to enforce the terms and conditions of the Acquisition Documentation except to the extent that any such amendment, supplement or modification or failure to enforce could not reasonably be expected to have a Material Adverse Effect.

                  7.17 Limitation on Activities of Holdings. In the case of Holdings, notwithstanding anything to the contrary in this Agreement or any other Loan Document, (a) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Capital Stock of the Borrower, (b) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (i) nonconsensual obligations imposed by operation of law, (ii) pursuant to the Loan Documents to which it is a party, the Senior Subordinated Note Indenture, the Management Agreement and the Acquisition Agreement, (iii) obligations with respect to its Capital Stock (including obligations to underwriters and other professionals in connection with the issuance of such Capital Stock), (iv) Indebtedness expressly permitted by Section 7.2 and (v) Investments expressly permitted by Section 7.8, or (c) own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received in connection with dividends made by the Borrower in accordance with Section 7.6 pending application in the manner contemplated by said Section) and Cash Equivalents) other than the ownership of shares of Capital Stock of the Borrower.

                  7.18 Limitation on Hedge Agreements. Enter into any Hedge Agreement other than Hedge Agreements entered into in the ordinary course of business, and not for speculative purposes, to protect against changes in interest rates, commodity prices or foreign exchange rates.

                  7.19 Limitation on Activities of New GNC With respect to New GNC, notwithstanding anything to the contrary in this Agreement or any other Loan Document, cause or permit New GNC to (a) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Capital Stock of General Nutrition Incorporated, (b) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (i) nonconsensual obligations imposed by operation of law or, (ii) pursuant to the Loan Documents to which it is a party and the Senior Subordinated Note Indenture.

                  7.20     Limitation on Indebtedness of Gustine Associates:
Except to the extent required by the terms of the limited partnership agreement of Gustine Associates on the date hereof, and subject to any fiduciary obligations under statutory or common law, consent to or otherwise permit Gustine Associates to create, incur, assume or suffer to exist (i) any

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Indebtedness other than the Indebtedness of Gustine Associates outstanding on the Closing Date and (ii) any Lien other than the Liens in existence on the Closing Date and Liens of the type described in Section 7.3(b) arising by operation of law.

                          SECTION 8. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any Loan Party shall fail to pay any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or

                  (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished; or

                  (c) Any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to Holdings and the Borrower only), Section 6.7(a) or Section 7, or in Section 5 of the Guarantee and Collateral Agreement; or

                  (d) Any Loan Party shall default in the observance or performance of any covenant or other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days following the earlier of (x) actual knowledge by a Responsible Officer of any Loan Party and (y) written notice thereof by the Administrative Agent or the Required Lenders; or

                  (e) Holdings, the Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans and Reimbursement Obligations) on the scheduled or original due date with respect thereto beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness

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constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $10,000,000; or

                  (f) (i) Holdings, the Borrower or any of its Subsidiaries (other than a non-Guarantor Immaterial Subsidiary) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings, the Borrower or any of its Subsidiaries (other than a non-Guarantor Immaterial Subsidiary) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Holdings, the Borrower or any of its Subsidiaries (other than a non-Guarantor Immaterial Subsidiary) any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Holdings, the Borrower or any of its Subsidiaries (other than a non-Guarantor Immaterial Subsidiary) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Holdings, the Borrower or any of its Subsidiaries (other than a non-Guarantor Immaterial Subsidiary) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Holdings, the Borrower or any of its Subsidiaries (other than a non-Guarantor Immaterial Subsidiary) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is reasonably likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall be reasonably likely to incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, or (vi) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi)

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above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                  (h) One or more judgments or decrees shall be entered against Holdings, the Borrower or any of its Subsidiaries involving for Holdings, the Borrower and its Subsidiaries taken as a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $10,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (i) Any of the Security Documents shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 10.15), to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                  (j) The guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 10.15), to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

                  (k)      Any Change of Control shall occur; or

                  (l) The Senior Subordinated Notes or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Subsidiary Guarantors under the Guarantee and Collateral Agreement, as the case may be, as provided in the Senior Subordinated Note Indenture, or any Loan Party, any Affiliate of any Loan Party, the trustee in respect of the Senior Subordinated Notes or the holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes shall so assert;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Revolving Credit Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Credit Facility Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents

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required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. In the case of all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount in immediately available funds equal to the aggregate then undrawn and unexpired amount of such Letters of Credit (and the Borrower hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a continuing security interest in all amounts at any time on deposit in such cash collateral account to secure the undrawn and unexpired amount of such Letters of Credit and all other Obligations). If at any time the Administrative Agent determines that any funds held in such cash collateral account are subject to any right or claim of any Person other than the Administrative Agent and the Secured Parties or that the total amount of such funds is less than the aggregate undrawn and unexpired amount of outstanding Letters of Credit, the Borrower shall, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in such cash collateral account, an amount equal to the excess of (a) such aggregate undrawn and unexpired amount over (b) the total amount of funds, if any, then held in such cash collateral account that the Administrative Agent determines to be free and clear of any such right and claim. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).

                           SECTION 9. THE AGENTS; THE ARRANGERS

                  9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

                  9.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

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                  9.3 Exculpatory Provisions. Neither any Arranger, any Agent
nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted directly from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by any Arranger or the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

                  9.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by such Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 10.6 and all actions required by such
Section in connection with such transfer shall have been taken. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  9.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent shall have received notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until the Administrative Agent shall have received

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such directions, the Administrative Agent may (but shall not be obligated to)
take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  9.6 Non-Reliance on Arrangers, Agents and Other Lenders. Each Lender expressly acknowledges that neither any of the Arrangers, any of the Agents nor any of their respective officers, directors, employees, agents, attorneys and other advisors, partners, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Arranger or any Agent to any Lender. Each Lender represents to the Agents and the Arrangers that it has, independently and without reliance upon any Arranger, or any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans (and in the case of any Issuing Lender, to issue its Letters of Credit) hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Arranger, any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Arranger and no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of such Arranger or Agent or any of its officers, directors, employees, agents, attorneys and other advisors, partners, attorneys-in-fact or affiliates.

                  9.7 Indemnification. The Lenders agree to indemnify each Arranger and each Agent in its capacity as such (to the extent not reimbursed by Holdings or the Borrower and without limiting the obligation of Holdings or the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), for, and to save each Arranger and each Agent harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Arranger or such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents, the Acquisition Documentation, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Arranger or such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits,

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costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from such Arranger's or such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

                  9.8 Arrangers and Agents in their Individual Capacities. Each Arranger and each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Arranger or such Agent were not an Arranger or an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Arranger and each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Arranger or an Agent, and the terms "Lender" and "Lenders" shall include each Arranger and Agent in their individual capacities.

                  9.9 Successor Agents. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans or issuers of Letters of Credit. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. The Syndication Agent may, at any time, by notice to the Lenders and the Administrative Agent, resign as Syndication Agent hereunder, whereupon the duties, rights, obligations and responsibilities of the Syndication Agent hereunder shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by any Arranger, any Agent or any Lender. After any retiring Agent's resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

                  9.10 Authorization to Release Liens and Guarantees. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to effect any release of Liens or guarantee obligations contemplated by Section 10.15.

                  9.11 The Arrangers; the Syndication Agent. The Arrangers and the Syndication Agent, in their respective capacities as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement and the other Loan Documents.

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                  9.12 Withholding Tax. (a) To the extent required by any
applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the forms or other documentation required by Section 2.20(e) are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to any Lender not providing such forms or other documentation, a maximum amount of the applicable withholding tax.

                  (b) If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses; provided that no Lender shall be liable for the payment of any portion of such amounts that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from such Arranger's or such Agent's gross negligence or willful misconduct. Nothing in this Section 9.12 reduces or eliminates the Borrower's obligations under Section 2.20.

                  (c) If any Lender sells, assigns, grants a participation in, or otherwise transfers its rights under this Agreement, the purchaser, assignee, participant or transferee, as applicable, shall comply and be bound by the terms of Sections 2.20(e) and 9.12; provided that with respect to any Participant, as set forth in Section 10.6(b), such Participant shall only be required to comply with the requirements of Sections 2.20(e) and 9.12. if such Participant seeks to obtain the benefits of Section 2.20.

                           SECTION 10. MISCELLANEOUS

                  10.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this
Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

                           (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligation, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest

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         or fee payable hereunder or extend the scheduled date of any payment thereof, increase the amount or extend the expiration date of any Commitment of any Lender, or permit any Interest Period with a duration longer than 6 months, in each case without the consent of each Lender directly affected thereby;

                           (ii) amend, modify or waive any provision of this Section or reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their guarantee obligations under the Guarantee and Collateral Agreement, in each case without the consent of all Lenders;

                           (iii) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility;

                           (iv)     amend, modify or waive any provision of
         Section 9 or any other provision affecting the rights, duties and obligations of any Arranger or any Agent without the consent of any Arranger or Agent directly affected thereby;

                           (v)      amend, modify or waive any provision of
         Section 2.6 or 2.7 without the written consent of the Swing Line
         Lender;

                           (vi)     amend, modify or waive the pro rata
         provisions of Section 2.18 without the consent of each Lender directly affected thereby;

                           (vii)    amend, modify or waive any provision of
         Section 3 without the consent of the Issuing Lender;

                           (viii) impose restrictions on assignments and participations that are more restrictive than, or additional to, those set forth in Section 10.6 without the consent of all Lenders directly affected thereby; or

                           (ix)     amend, modify or waive the provisions of
         Section 2.12(d) to provide that Additional Extensions of Credit have a preference to the Term Loans with respect to mandatory prepayments or provide that any Term Loans have a preference to any other Term Loans with respect to mandatory prepayment, in each case, without the consent of each Term Loan Lender directly affected thereby.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Arrangers, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders, the Arrangers and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section;

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provided, that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

                  Notwithstanding the foregoing clauses (ii), (iii), (vi) and
(ix), this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to each relevant Loan Document (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the "Additional Extensions of Credit") to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof, and any Additional Extensions of Credit which do not constitute an increase in the Revolving Credit Facility may share ratably in the application of mandatory prepayments with other Term Loans and with preference to Revolving Extensions of Credit and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, Majority Facility Lenders, Term Loan Lenders and Majority Revolving Facility Lenders.

                  10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of Holdings, the Borrower, the Arrangers, and the Agents, as follows and (b) in the case of the Lenders, as set forth in an administrative questionnaire delivered to the Administrative Agent or on
Schedule I to the Lender Addendum to which such Lender is a party or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

                  Holdings:            General Nutrition Centers Holding Company
                                       10250 Constellation Boulevard, Suite 2900
                                       Los Angeles, California 90067
                                       Attention: Michael Weiner
                                       Telecopy: (310) 843-1950
                                       Telephone: (310) 843-1990

                  The Borrower:        General Nutrition Centers, Inc.
                                       300 Sixth Avenue
                                       Pittsburgh, Pennsylvania 15222
                                       Attention: James Sander, Chief Legal
                                       Officer
                                       Telecopy: (412) 338-8900
                                       Telephone: (412) 288-4619,

                                       in each case with a copy to:

                                       Skadden, Arps, Slate, Meagher & Flom LLP

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                                       300 South Grand Avenue, 34th Floor
                                       Los Angeles, California 90071
                                       Attention: David C. Reamer
                                       Telecopy: (213) 621-5052
                                       Telephone: (213) 687-5052

            The Administrative Agent:

                                       Lehman Commercial Paper Inc.
                                       745 Seventh Avenue
                                       New York, New York 10019
                                       Attention: Francis Chang
                                       Telecopy: (646) 758-3864
                                       Telephone: (212) 526-5390

                                       with a copy to:

                                       Latham & Watkins LLP
                                       885 Third Avenue, Suite 1000
                                       New York, New York 10022
                                       Attention: Christopher R. Plaut
                                       Telecopy: (212) 751-4864
                                       Telephone: (212) 906-1200

            The Syndication Agent:     JPMorgan Chase Bank
                                       1111 Fannin, 10th
                                       Houston, Texas 77002
                                       Attention: Sheila King
                                       Telecopy: (713) 750-2782
                                       Telephone: (713) 750-2242

            with a copy to:            Latham & Watkins LLP
                                       885 Third Avenue, Suite 1000
                                       New York, New York 10022
                                       Attention: Christopher R. Plaut
                                       Telecopy: (212) 751-4864
                                       Telephone: (212) 906-1200

            The Arrangers:             Lehman Brothers Inc.
                                       745 Seventh Avenue
                                       New York, New York 10019
                                       Attention: Diane Albanese
                                       Telecopy: (212) 526-6643
                                       Telephone: (212) 526-6590

                                       J.P. Morgan Securities Inc.
                                       270 Park Avenue

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

                                       New York, New York 10017
                                       Attention: Teri Streusand
                                       Telecopy: (212) 270-3279
                                       Telephone: (212) 270-9803

                  with a copy to:      Latham & Watkins LLP
                                       885 Third Avenue, Suite 1000
                                       New York, New York 10022
                                       Attention: Christopher R. Plaut
                                       Telecopy: (212) 751-4864
                                       Telephone: (212) 906-1200

                  Issuing Lender:      As notified by such Issuing Lender to the
                                       Administrative Agent and the Borrower

provided that any notice, request or demand to or upon any Arranger, any Agent, the Issuing Lender or any Lender shall not be effective until received.

                  10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Arranger, any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  10.4 Survival of Representations and Warranties. All representations and warranties made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

                  10.5 Payment of Expenses. The Borrower agrees (a) to pay or reimburse the Arrangers and the Agents for all their reasonable out-of-pocket costs and expenses incurred in connection with the syndication of the Facilities (other than fees payable to syndicate members) and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of counsel to the Administrative Agent (which expenses shall be limited to one primary law firm and any other local and specialist law firms) and the charges of Intralinks, (b) if a Default or Event of Default has occurred and is continuing, to pay or reimburse each Lender, the Arrangers and the Agents for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including, without limitation, the fees and disbursements of counsel (including the allocated fees and disbursements and other charges of in-house counsel) to each Lender and of counsel to the Agents (which expenses shall be limited to one set of primary, local and specialist counsel for

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the Administrative Agent and one set of primary, local and specialist counsel for the Lenders), (c) to pay, indemnify, or reimburse each Lender, the Arrangers and the Agents for, and hold each Lender, the Arrangers and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify or reimburse each Lender, each Arranger, each Agent, their respective affiliates, and their respective officers, directors, partners, trustees, employees, affiliates, shareholders, attorneys and other advisors, agents and controlling persons (each, an "Indemnitee") for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of Holdings, the Borrower any of its Subsidiaries or any of the Properties or the use by unauthorized persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons and the fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any Indemnitee against the Borrower hereunder (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by unauthorized persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons or for any special, indirect, consequential or punitive damages in connection with the Facilities. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee, except to the extent such claim, demand, penalty, fine, liability, settlement, damage, cost or expense is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of such Indemnitee. All amounts due under this Section shall be payable not later than 30 days after written demand therefor. Statements payable by the Borrower pursuant to this Section shall be submitted to the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a notice to the Administrative Agent. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

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                  10.6     Successors and Assigns; Participations and
Assignments. (a) This Agreement shall be binding upon and inure to the benefit of Holdings, the Borrower, the Lenders, the Arrangers, the Agents, all future holders of the Loans and their respective successors and assigns, except that neither Holdings nor the Borrower may assign or transfer any of their respective rights or obligations under this Agreement without the prior written consent of the Arrangers, the Agents and each Lender.

                  (b) Any Lender may, without the consent of the Borrower or any other Person, in accordance with applicable law, at any time sell to one or more banks, financial institutions, investment fund or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would require the consent of all Lenders pursuant to Section 10.1. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if such Participant were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.19, 2.20 and 2.21 with respect to its participation in the Commitments and the Loans outstanding from time to time as if such Participant were a Lender; provided that, in the case of Section 2.20, such Participant shall have complied with the requirements of said Section and
Section 9.12, and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender (an "Assignor") may, in accordance with applicable law and upon written notice to the Administrative Agent, at any time and from time to time assign (i) to any Lender or any affiliate, Related Fund or Control Investment Affiliate thereof or (ii) with the consent of the Borrower and the Administrative Agent and, in the case of any assignment of Revolving Credit Commitments, the written consent of the Swing Line Lender (which consents, in each case, shall not be unreasonably withheld or delayed) (provided that no such consent need be obtained by the Administrative Agent and its affiliates), to an additional bank, financial institution, investment fund or other entity (an "Assignee") all or any part of its rights and

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obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit E (an "Assignment and Acceptance"), executed by such Assignee and such Assignor (and, where the consent of the Borrower, the Administrative Agent or the Swing Line Lender is required pursuant to the foregoing provisions, by the Borrower and such other Persons) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender or any affiliate thereof (including any Related Fund or Control Investment Affiliate)) shall be in an aggregate principal amount of less than $1,000,000 (with respect to Term Loans (treating multiple, simultaneous assignments by or to two or more related funds in a single assignment)) and $5,000,000 with respect to the Revolving Credit Facility (other than, in each case, in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Borrower and the Administrative Agent. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Section 2.19, 2.20, 2.21, 9.12 and 10.5 in respect of the period prior to such effective date). Notwithstanding any provision of this Section, the consent of the Borrower shall not be required for any assignment that occurs at any time when any Event of Default shall have occurred and be continuing. For purposes of the minimum assignment amounts set forth in this paragraph, multiple assignments by two or more Related Funds shall be aggregated.

                  (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrower marked "canceled". The Register shall be available for inspection by the Borrower or any Lender (with respect to any entry relating to such Lender's Loans) at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 10.6(c), by each such other Person) together with payment to the Administrative Agent

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of a registration and processing fee of $3,500 (treating multiple, simultaneous assignments by or to two or more Related Funds as a single assignment) (except that no such registration and processing fee shall be payable in the case of an Assignee which is already a Lender or is an affiliate or Related Fund of a Lender or a Person under common management with a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note and/or applicable Term Notes, as the case may be, of the assigning Lender) a new Revolving Credit Note and/or applicable Term Notes, as the case may be, to such Assignee in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Revolving Credit Commitment and/or Term Loans, as the case may be, upon request, a new Revolving Credit Note and/or Term Notes, as the case may be, to the order of the Assignor in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, retained by it hereunder. Such new Note or Notes shall be dated the Closing Date and shall otherwise be in the form of the Note or Notes replaced thereby.

                  (f) For the avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests in Loans and Notes, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law and any Lender that is a fund that invests in bank loans may pledge all or a portion of its rights (but not its obligation to make Loans) hereunder to any trustee or holders of obligations owed, or securities issued by such fund as security for such obligations or securities or to any other representative of such holders.

                  (g) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary in this Section

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10.6(g), any SPC may (A) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender, or with the prior written consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld) to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans, and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC; provided that non-public information with respect to the Borrower may be disclosed only with the Borrower's consent which will not be unreasonably withheld. This paragraph
(g) may not be amended without the written consent of any SPC with Loans outstanding at the time of such proposed amendment.

                  10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Obligations, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to Holdings or the Borrower, any such notice being expressly waived by Holdings and the Borrower to the extent permitted by applicable law, upon any Event of Default under Section 8(a), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of Holdings or the Borrower, as the case may be. Each Lender agrees to notify promptly the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

                  10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement or of a Lender Addendum by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of

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

this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  10.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of Holdings, the Borrower, the Agents, the Arrangers and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Arranger, any Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  10.12 Submission To Jurisdiction; Waivers. Each of Holdings and the Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York located in the county of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdings or the Borrower, as the case may be at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

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                  10.13    Acknowledgments. Each of Holdings and the Borrower
hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither any Arranger, any Agent nor any Lender has any fiduciary relationship with or duty to Holdings or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Arrangers, the Agents and the Lenders, on one hand, and Holdings and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Arrangers, the Agents and the Lenders or among Holdings, the Borrower and the Lenders.

                  10.14 Confidentiality. Each of the Arrangers, the Agents and the Lenders agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent any Arrangers, any Agent or any Lender from disclosing any such information (a) to any Arranger, any Agent, any other Lender or any affiliate of any thereof that agrees to comply with the provisions of this Section, (b) to any Participant or Assignee (each, a "Transferee") or prospective Transferee that agrees to comply with the provisions of this Section or substantially equivalent provisions, (c) to any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) to any financial institution that is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section), (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (g) if requested or required to do so in connection with any litigation or similar proceeding, (h) that has been publicly disclosed other than in breach of this Section, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document. Notwithstanding anything to the contrary in the foregoing sentence or any other express or implied agreement, arrangement or understanding, the parties hereto hereby agree that, from the commencement of discussions with respect to the financing provided hereunder, any party hereto (and each of its employees, representatives, or agents) is permitted to disclose to any and all persons, without limitation of any kind, the tax structure and tax treatment of the transactions contemplated hereby, and any facts that may be relevant to the tax treatment and tax structure of the transactions contemplated hereby; provided, however, that no party (and no employee, representative, or other agent thereof) shall disclose any other information that is not relevant to understanding the tax treatment and tax structure of the transactions (including the identity of any party and any information that could lead another to determine the identity of any party, or

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any other information to the extent that such disclosure could result in a violation of any federal or state securities law.

                  10.15    Release of Collateral and Guarantee Obligations.

                  (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with any Disposition of Property permitted by the Loan Documents, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in any Collateral being Disposed of in such Disposition, and to release any guarantee obligations under any Loan Document of any Person being Disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with the Loan Documents; provided that the Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release (or such shorter period agreed to by the Administrative Agent), a written request for release identifying the relevant Collateral being Disposed of in such Disposition and the terms of such Disposition in reasonable detail, including the date thereof, the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with this Agreement and the other Loan Documents and that the proceeds of such Disposition will be applied in accordance with this Agreement and the other Loan Documents.

                  (b) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than obligations in respect of any Specified Hedge Agreement) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding, upon request of the Borrower, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations provided for in any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Specified Hedge Agreements. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

                  (c) For purposes of this Section 10.15, a Letter of Credit shall not be deemed outstanding if (i) the Loans, the Reimbursement Obligations and the other Obligations under the Loan Documents shall have been paid in full and the Commitments have been terminated and (ii) (A) the Borrower has (x) deposited with each Issuing Lender cash to be held by such Issuing Lender as cash collateral in an amount equal to 105% of the face amount of each Letter of Credit issued by such Issuing Lender to be available to such Issuing Lender to reimburse payments of drafts drawn under such Letter of Credit and pay any fees and expenses related thereto and (y) prepaid to each Issuing Lender the entire fees payable under Sections 2.9(a) and 3.3 with respect

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to any Letters of Credit issued by such Issuing Lender for the full remaining term of such Letters of Credit or (B) the Borrower has backed such Letter of Credit, on terms and conditions reasonably acceptable to the Issuing Lender, with another letter of credit from a financial institution reasonably acceptable to the Issuing Lender. Upon termination of a Letter of Credit which has been cash collateralized as provided in this Section, the unearned portion of such prepaid fee attributable to such Letter of Credit shall be refunded to the Borrower, together with the deposit described in the preceding clause (x) with respect to such Letter of Credit to the extent not previously applied by the applicable Issuing Lender in the manner described herein. Each Issuing Lender hereby acknowledges and agrees that if a Letter of Credit has been cash collateralized as provided in this Section, all obligations of the Lenders with respect to such Letters of Credit shall have terminated, including the obligations of the Lenders to purchase L/C Participations pursuant to Section
3.4 and the obligations of the Lenders to make Revolving Loans pursuant to
Section 2.4.

                  10.16 Accounting Changes. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then Holdings, the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating Holdings' and the Borrower's financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by Holdings and the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. "Accounting Change" refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

                  10.17 Delivery of Lender Addenda. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, Holdings, the Borrower and the Administrative Agent.

                  10.18 WAIVERS OF JURY TRIAL. HOLDINGS, THE BORROWER, THE ARRANGERS, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  10.19 Subordination of Intercompany Indebtedness. Holdings and the Borrower agree that they will not, and will not permit any Loan Party to become obligated or otherwise liable for any intercompany Indebtedness (other than intercompany accounts receivable and payable in the ordinary course of business) that is owed to any Foreign Subsidiary of the Borrower, unless such Foreign Subsidiary agrees that (a) such Indebtedness is completely subordinated to the Obligations and subject in right of payment to the prior payment in full of the Obligations, and (b) if an Event of Default has occurred and is continuing, no payment on any such Indebtedness shall be made until the payment in full in cash of the Obligations.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                       GENERAL NUTRITION CENTERS
                                          HOLDING COMPANY

                                       By: /s/ Andrew Jhawar
                                           -------------------------------------
                                           Name:  Andrew Jhawar
                                           Title: Vice President and Treasurer

                                       GENERAL NUTRITION CENTERS, INC.

                                       By: /s/ James Sander
                                           -------------------------------------
                                           Name:  James Sander
                                           Title: Senior Vice President and
                                                  Secretary

                        [signatures continued next page]

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

                                       LEHMAN BROTHERS INC.,
                                       as Arranger

                                       By: /s/ Francis Chang
                                           -------------------------------------
                                           Name:  Francis Chang
                                           Title: Vice President

                                       J.P. MORGAN SECURITIES INC.,
                                       as Arranger

                                       By: /s/ Graham Conran
                                           -------------------------------------
                                           Name:  Graham Conran
                                           Title: Vice President

                                       LEHMAN COMMERCIAL PAPER INC.,
                                       as Administrative Agent

                                       By: /s/ Francis Chang
                                           -------------------------------------
                                           Name:  Francis Chang
                                           Title: Vice President

                                       JPMORGAN CHASE BANK,
                                       as Syndication Agent

                                       By: /s/ Teri Streusand
                                           -------------------------------------
                                           Name:  Teri Streusand
                                           Title: Vice President

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

                                                                         Annex A

          PRICING GRID FOR REVOLVING CREDIT LOANS AND SWING LINE LOANS

    Consolidated Leverage       Applicable Margin   Applicable Margin for
           Ratio                Eurodollar Loans       Base Rate Loans
-------------------------------------------------------------------------
> or = 3.00 to 1.00                   3.00%                2.00%
-------------------------------------------------------------------------
<3.00 to 1.00 and > or = 2.25
to 1.00                               2.75%                1.75%
-------------------------------------------------------------------------
<2.25 to 1.00                         2.50%                1.50%
-------------------------------------------------------------------------

Changes in the Applicable Margin with respect to Revolving Credit Loans and Swing Line Loans resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "Adjustment Date") on which financial statements are delivered to the Lenders pursuant to Section 6.1(a) (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 3.00 to
1.00. Each determination of the Consolidated Leverage Ratio pursuant to this Pricing Grid shall be made with respect to the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements.

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